                                  Exhibit 10.4
                                  ------------

                          LOAN AND SECURITY AGREEMENT

                                     among

                            C.D. SMITH DRUG COMPANY,
                                 as a Borrower

                             GENERAL DRUG COMPANY,
                                 as a Borrower

                           SBS PHARMACEUTICALS, INC.,
                                 as a Borrower

                                      and

                         JAMES BRUDNICK COMPANY, INC.,
                                 as a Borrower

                                      and


                         LASALLE BUSINESS CREDIT, INC.,
                             as a Lender and Agent

                            HELLER FINANCIAL, INC.,
                                  as a Lender

                                      and

               AMERICAN NATIONAL BANK & TRUST COMPANY OF CHICAGO,
                                  as a Lender

                             Dated: October 3, 1997

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
    DEFINITIONS............................................................. 1

    LOANS...................................................................13

    FEES AND CHARGES........................................................15

    GRANT OF SECURITY INTEREST TO LASALLE...................................15

    PRESERVATION OF COLLATERAL AND PERFECTION OF
         SECURITY INTERESTS THEREIN.........................................16

    POSSESSION OF COLLATERAL AND RELATED MATTERS............................16

    COLLECTIONS.............................................................17

    SCHEDULES AND REPORTS...................................................19

    TERMINATION.............................................................21

    REPRESENTATIONS, WARRANTIES AND COVENANTS...............................21

    ADDITIONAL COVENANTS OF BORROWERS.......................................27

    DEFAULT.................................................................33

    REMEDIES UPON AN EVENT OF DEFAULT.......................................35

    INDEMNIFICATION.........................................................36

    NOTICE..................................................................36

    CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION..................37

    INTENTIONALLY OMITTED...................................................38

    HEADINGS OF SUBDIVISIONS................................................38

    POWER OF ATTORNEY.......................................................38

    WAIVER..................................................................38

    INCOME TAXATION.........................................................39

Exhibit A - Special Provisions
Exhibit B - Business and Collateral Locations
Exhibit C - Letter of Credit (None)
Exhibit D - Assignment and Acceptance
Exhibit E - Officer's Certificate

                          LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") made this 3rd day of October, 1997 by and among LASALLE BUSINESS CREDIT, INC., a Delaware corporation (in its individual capacity, ("LaSalle"), with an office at 135 South LaSalle Street, Chicago, Illinois 60603, for itself, as a Lender, and as Agent for all Lenders that are now or hereafter parties to this Agreement, HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "Heller"), with an office at 500 West Monroe Street Chicago, Illinois 60661, as a Lender, AMERICAN NATIONAL BANK & TRUST COMPANY OF CHICAGO, a national banking association (in its individual capacity, "ANB"), with an office at One North LaSalle Street, Chicago, Illinois 60690, as a Lender, C.D. SMITH DRUG COMPANY, a Missouri corporation ("CDS"), with its chief executive offices and principal place of business at 3907 South 48th Terrace, St. Joseph, Missouri 64503, as a Borrower, GENERAL DRUG COMPANY, an Illinois corporation ("GDC"), with an office at 200 North Fairfield, Chicago, Illinois 60612, as a Borrower, SBS PHARMACEUTICALS, INC., a Delaware corporation ("SBS"), with an office at 200 North Fairfield, Chicago, Illinois 60612, as a Borrower, and JAMES BRUDNICK COMPANY, INC., a Delaware corporation ("JBC"), with an office at 219 Medford Street, Malden, Massachusetts 02148, as a Borrower.


                                  WITNESSETH:

     WHEREAS, Borrowers may, from time to time, request Loans (as defined herein) from Lenders, and the parties wish to provide for the terms and conditions upon which such Loans, if made by Lenders, shall be made;

     NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) heretofore or hereafter made to Borrowers by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

     1.   DEFINITIONS.

     (a) "Account," "Account Debtor," "Chattel Paper," "Documents," "Equipment," "General Intangibles," "Goods," "Instruments," and "Inventory," shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Illinois Uniform Commercial Code.

     (b) "Acquisition" shall mean the acquisition of all of the issued and outstanding partnership interests of Gimbel Investor Group L.P. and the capital stock of G.D. Holdings of Delaware, Inc. by CDS pursuant to the Acquisition Agreement.

     (c) "Acquisition Agreement" shall mean the Acquisition Agreement by and among CDS, G.D. Holdings of Delaware, Inc., Gimbel Investor Group L.P. and certain partners of Gimbel Investor Group L.P. dated as of September 11, 1997.

     (d) "Additional Payment Period" shall mean as to any Indemnitee, the period from the earliest date as of which more than fifty percent (50%) of the interest on such Indemnitee's ESOP Term Note is included in such Indemnitee's Federal Gross Income as a result of one or more Gross-Up Events or, in the event that a Gross-Up Event occurs as a result of a change in the Code, the effective date of such change, until payment in full of such Indemnitee's ESOP Term Note, together with accrued interest thereon.

     (e) "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under common control with a Borrower.

     (f) "Agent" shall mean LaSalle or its successor appointed pursuant to Paragraph 18 of Exhibit A, acting in its capacity as agent for, and on behalf of all Lenders.

     (g) "Benefit Plan" shall mean any "employee benefit plan", as defined in
Section 3(3) of ERISA, which a Borrower or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them, or with respect to which a Borrower or any Subsidiary may incur any liability.

     (h) "Blocked Account" shall have the meaning specified in Paragraph 7 hereof.

     (i) "Business Day" shall mean any day other than a Saturday, a Sunday or
(i) with respect to all notices, determinations, fundings and payments in connection with LIBOR Rate Loans, any date that banks in London or Chicago are required or permitted to close, and (ii) with respect to all other matters, any day that banks in the Chicago area are required or permitted to close.

     (j) "Capital Expenditures" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrowers during such period that are required by generally accepted accounting principles to be included in or reflected by property, plant or equipment or similar fixed asset accounts in the consolidated balance sheet of CDS.

     (k) "Change of Law" shall mean with respect to any Indemnitee, any amendment to the Code or other statute enacted by the Congress of the United States of America, or any temporary, proposed or final regulation promulgated by the Treasury Department which, in the opinion of counsel for such Indemnitee,
(i) reduces any Tax Allowance allowable to, or (ii) imposes any federal tax (including, but not limited to, preference or excise taxes) upon, extends any such tax to or otherwise increases the liability for any such tax of the Indemnitee by reason of owning, acquiring or disposing of obligations the interest on which is partially exempt from federal income taxation under
Section 133 of the Code or any similar or successor provision; provided, that a Change of Law shall not include any change in the Statutory Exclusion.

     (1) "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

     (m) "Collateral" shall mean all of the property of Borrowers described in Paragraph 4 hereof, together with all other property of any Obligor or any other Person now or hereafter pledged to Agent, for the benefit of Agent and Lenders, or any Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

     (n) "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with a Borrower, are treated as a single employer under Section 414 of the Code.

     (o) "Debt Service Coverage Ratio" shall mean, with respect to any period, the ratio of (i) CDS's consolidated net income after taxes for such period (excluding after tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after tax extraordinary gains or losses), plus depreciation and amortization deducted in determining net income for such period, minus Capital Expenditures for such period not financed, minus any dividends paid or accrued and withdrawals paid or accrued to shareholders or other Affiliates of CDS for such period which were not calculated in determining net Income after taxes, to (ii) current principal maturities of long term debt and capitalized leases paid, or scheduled to be paid during such period, plus any prepayments on indebtedness owed to any Person (except trade payables and revolving loans to Lenders) paid during such period. Debt Service Coverage Ratio shall be calculated in accordance with generally accepted accounting principles on an after tax FIFO basis.

     (p) "Eligible Account" shall mean, with respect to a Borrower, an Account owing to such Borrower which is acceptable to Agent in its sole reasonable discretion for lending purposes. Without limiting the generality of the foregoing, Agent shall consider an Account of a Borrower to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

          (i)   it is genuine and in all respects what it purports to be;

          (ii) it is owned by such Borrower and such Borrower has the right to subject it to a security interest in favor of Agent or assign it to Agent;

          (iii) it arises from (A) the performance of services by such Borrower and such services have been fully and properly performed; or (B) the sale or lease of Goods by such Borrower, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, such Account Debtor has not refused to accept and has not returned or offered to return any of the Goods, or has not refused to accept any of the services, which are the subject of such Account, and such Borrower has possession of, or has delivered to Agent at Agent's request, shipping and delivery receipts evidencing delivery of such Goods;

          (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder which does not remain unpaid for more than ninety (90) days after the invoice date; provided, that for up to One Million Dollars ($1,000,000) of Accounts in the aggregate at any time, it may be evidenced by an invoice rendered to the Account Debtor thereunder which is due and payable more than thirty (30) days after invoice date and does not remain unpaid more than one hundred twenty (120) days from the original date of invoice or more than thirty
(30) days after the due date of the invoice; provided further, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor (fifty percent (50%) for governmental entities provided for in subparagraph (ix) hereafter which have total Accounts owing to Borrower in excess of One Thousand Dollars ($1,000)) is ineligible under the foregoing criteria, then all Accounts owing by that Account Debtor shall be deemed ineligible;

          (v) it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

          (vi) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

          (vii) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

          (viii) the Account Debtor thereunder is not a director, officer, employee or agent of a Borrower, or a Subsidiary, Parent or Affiliate, unless the Account arises out of a transaction permitted by Paragraph 10(l) hereof and is otherwise an Eligible Account;

          (ix) it is not an Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

     (x) it is not an Account with respect to which the Account Debtor is located in a state which requires such Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) such Borrower has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by such Borrower at its election, or (z) such Borrower has proven, to Agent's satisfaction, that it is exempt from any such requirements under any such state's laws;

     (xi) it is an Account which arises out of a sale made in the ordinary course of such Borrower's business;

     (xii) the Account Debtor is a resident or citizen of, and is located within, the United States of America or, is a resident or citizen of and located in a foreign country; provided, that in the latter case, the Account shall be supported by an irrevocable letter of credit in form, substance and with a financial institution acceptable to Agent and properly assigned to Agent;

     (xiii) it is not an Account with respect to which the Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return (except pursuant to such Borrower's return policy attached hereto as Schedule 1
(p)(xiii)) or consignment basis;

     (xiv) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue or (B) which violates any of the covenants of such Borrower contained in this Agreement;

     (xv) it is not an Account which, when added to a particular Account Debtor's other indebtedness to such Borrower, exceeds ten percent (10%) of the aggregate of such Borrower's Accounts or such other credit limit determined by Agent in its sole reasonable discretion for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this Paragraph 1(p)(xv) hereof shall be Eligible Accounts to the extent of such credit limit); and

     (xvi) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Agent in its sole reasonable judgment.

     (q) "Eligible Inventory" shall mean, with respect to a Borrower, Inventory of such Borrower which is acceptable to Agent in its sole reasonable judgment for lending purposes. Without limiting the generality of the foregoing, Agent shall consider Inventory of a Borrower to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

          (i) it is owned by such Borrower and such Borrower has the right to subject it to a security interest in favor of Agent;

          (ii) it is located on the premises listed on Exhibit B or is situated at another location previously approved by Agent in writing, which approval shall not be unreasonably withheld, accompanied by a Landlord's or Mortgagee's waiver, as applicable, in form and substance reasonably acceptable to Agent, and is not in transit;

          (iii) it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

          (iv) if held for sale or lease or furnishing under contracts of service, it is (except as Agent may otherwise consent in writing) new and unused and free from defects which would, in Agent's sole reasonable judgment, materially adversely affect its market value;

          (v) it is not stored with a bailee, consignee, supplier, warehouseman, processor or similar party unless Agent has given its prior written approval and such Borrower has caused any such bailee, consignee, supplier, warehouseman, processor or similar party to issue and deliver to Agent, in form and substance acceptable to Agent, such UCC financing statements, warehouse receipts, waivers and other documents as Agent shall require;

          (vi) Agent has determined in accordance with Agent's customary business practices that it is not unmerchantable due to age, type, category or quantity; and

          (vii) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue or
     (B) which violates any of the covenants of Borrower contained in this Agreement.

     (r) "Employment Agreements" shall mean the Employment Agreement dated as of July 1, 1997 between CDS and Lee Keith, as amended by an amendment dated as of September 29, 1997, the Employment Agreement dated as of March 1, 1997 between CDS and Delora Jamison, as amended by an amendment dated as of September 29, 1997, the Employment Agreement dated as of September 1, 1995 between CDS and Robert C. Farley, as amended by an amendment dated as of September 29, 1997, the Employment Agreement dated as of March 1, 1997 between CDS and Jeanne Mathieson, as amended by an amendment dated as of September 29, 1997, the Employment Agreement dated as of October 3, 1997 between JBC and Richard Brudnick and the Employment Agreement dated as of October 3, 1997 between GDC and Joseph Harris, as each such agreement is in effect on the date hereof.

     (s) "Equipment Term Note" shall mean a term note of CDS, substantially in the form of Schedule l(s) attached hereto, issued in favor of each Lender in an amount equal to such Lender's Pro Rata Share multiplied by the original principal amount of the term loan described in paragraph 1(c)(ii) of Exhibit A as each such term note may hereafter be amended, modified, supplemented, substituted or restated.

     (t) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions.

     (u) "ESOP" shall mean the C.D. Smith Drug Company Employee Stock Ownership Plan and the trust forming a part thereof, and its successors.

     (v) "ESOP Stock Purchase Agreement" shall mean the ESOP Stock Purchase Agreement effective as of December 31, 1991, between the ESOP and the Jean B. Orr Trust, R. Wallace Orr Trust, and their respective trustees and beneficiaries, as the same may be amended from time to time, and the stock purchase made thereunder.

     (w) "ESOP Term Note" shall mean a term note of CDS, substantially in the form of Schedule 1(w) attached hereto, issued in favor of each Lender in an amount equal to such Lender's Pro Rata Share multiplied by the original principal amount of the term loan described in Paragraph 1 (c)(1) of Exhibit A as each such term note may hereafter be amended, modified, supplemented, substituted or restated.

     (x) "Event of Default" shall have the meaning specified in Paragraph 12 hereof.

     (y) "Exhibit A" shall mean the exhibit entitled Exhibit A - Special Provisions, which is attached hereto and made a part hereof.

     (z) "Exhibit B" shall mean the exhibit entitled Exhibit B - Business and Collateral Locations, which is attached hereto and made a part hereof.

     (aa) "Exhibit C" shall mean the exhibit entitled Exhibit C - Letters of Credit, which is attached hereto and made a part hereof.

     (bb) "Exhibit D" shall mean the exhibit entitled Exhibit D - Assignment and Assumption Agreement, which is attached hereto and made a part hereof.

     (cc) "Exhibit E" shall mean the exhibit entitled Exhibit E - Compliance Certificate, which is attached hereto and made a part hereof.

     (dd) "Federal Gross Income" shall mean gross income for federal tax purposes.

     (ee) "Gross-Up Event" shall mean, with respect to any Indemnitee, a payment of tax or estimated tax by such Indemnitee, a reduction of such Indemnitee's net operating loss, an offset against any tax refund or other amount otherwise due such Indemnitee or a utilization of an amount otherwise available to such Indemnitee as a credit against tax caused by an inclusion in such Indemnitee's Federal Gross Income of more than fifty percent (50%) of the Interest received or accrued by such Indemnitee with respect to such Indemnitee's ESOP Term Note as a result of any of the events set forth below:

          (i) the failure by such Indemnitee to receive a Qualifying Opinion of Counsel, requested pursuant to Paragraph 21(f), within forty-five (45) days after the receipt by CDS of such request therefor;

          (ii) the issuance of an IRS Notice to such Indemnitee, provided that CDS shall have had the opportunity to exercise any applicable rights of contest with respect thereto granted to it under Paragraph 21(d); or

          (iii) the occurrence of a final and unappealable decision, judgment, decree or other order by the Tax Court or by any other court of competent jurisdiction with respect to such Indemnitee or any other Indemnitee, provided that CDS shall have had the opportunity to exercise any applicable rights of contest granted to it under Paragraph 21 (d); or

          (iv)   the execution of a closing agreement by such Indemnitee under
     Section 7121 of the Code to which CDS has consented.

     (ff) "Indemnified Party" shall have the meaning specified in Paragraph 14 hereof.

     (gg) "Indemnitee" shall mean each Lender and its successors and assigns, including any assignee, participant or other transferee of any Indemnitee's interest under this Agreement (whether or not (i) the Indemnitee has an Interest in an ESOP Term Note at the time amounts are payable to such Indemnitee hereunder, or (ii) the Indemnitee is a disqualified person with respect to the ESOP within the meaning of Section 4975(E) (2) of the Code) and any affiliated group (within the meaning of Section 1504 or the Code) of which any Indemnitee is a member; provided, that for purposes of a Gross-Up Event, the term "Indemnitee" shall not include any transferee that (A) is not described, and is not a member of an affiliated group which includes a holder of an interest in an ESOP Term Note that is described in Section 133(a)(1), (2), (3) or (4) of the Code or (B) acquires an interest in an ESOP Term Note less than the full remaining term of such ESOP Term Note.

     (hh) "Indemnitee's Note" shall mean, with respect to any Indemnitee, the ESOP Term Note (or any participation in such ESOP Term Note) held by such Indemnitee at any time.

     (ii) "Interest Coverage Ratio" shall mean, with respect to any period, the ratio of (i) CDS's consolidated net income after taxes for such period (excluding after tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after tax extraordinary gains or losses), plus interest, taxes, depreciation and amortization deducted in determining net income for such period, minus interest income added in determining net income for such period, and minus Capital Expenditures for such period not financed, minus dividends paid or accrued and withdrawals paid or accrued to shareholders or other Affiliates of CDS, to (ii) interest expense on indebtedness deducted in determining net income for such period. Interest Coverage Ratio shall be calculated in accordance with generally accepted accounting principles on a FIFO basis.

     (jj) "IPO" shall mean an initial public stock offering of the capital stock of CDS in connection with which CDS receives net cash proceeds of at least Thirty Million Dollars ($30,000,000).

     (kk) "IRS Notice" means, with respect to any Indemnitee, a revenue agent's report or notice of proposed adjustment or a notice of deficiency issued by the Internal Revenue Service to such Indemnitee with respect to the inclusion in Federal Gross Income of more than fifty percent (50%) of the interest on such Indemnitee's ESOP Term Note.

     (ll) "L/C Bank" shall mean LaSalle National Bank or any other bank selected by CDS and acceptable to Agent for issuance of Letters of Credit.

     (mm) "Letters of Credit" shall mean any standby letters of credit which are now or hereafter at any time issued by L/C Bank at the request of and for the account of Borrower pursuant to the terms of Paragraph (2) of Exhibit A and which have not expired or been canceled or terminated. The Letters of Credit shall include the letters of credit described on Exhibit C.

     (nn) "Lenders" shall mean LaSalle, Heller, ANB and any other Person that becomes, a Lender hereunder pursuant to the terms hereof.

     (oo) "Lending Rate", as to any Indemnitee, shall mean the rate of interest applicable to the Prime Rate Loans made pursuant to Paragraph 1 (a) of Exhibit A.

     (pp) "Liabilities" shall mean any and all obligations, liabilities and indebtedness of each Borrower to Agent and/or Lenders or to any parent, affiliate or subsidiary of Agent or any Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

     (qq) "LIBOR Rate Loans" shall mean the Loans bearing interest at the rates set forth in Paragraph 4(b) of Exhibit A hereto.

     (rr) "Loan" or "Loans" shall mean all advances made by or on behalf of Lenders to a Borrower pursuant to Paragraph 2 hereof and all other loans, advances and financial accommodations made by or on behalf or to or on behalf of a Borrower hereunder

     (ss) "Loan Limit" shall have the meaning specified in Paragraph 1 of Exhibit A.

     (tt) "Lock Box" shall have the meaning specified in Paragraph 7 hereof.

     (uu) "Material Adverse Effect" shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of the business, property, assets, operations, condition (financial or otherwise) or prospects of Borrowers and their subsidiaries taken as a whole.

     (vv) "Maximum Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to this Agreement, the ESOP Term Notes, the Equipment Term Notes, the Real Estate Term Notes or any other amounts, if any, due to a Lender under laws applicable to such Lender.

     (ww) "Maximum Loan Amount" shall mean, with respect to any Lender, the maximum amount of Loans which such Lender has agreed to make and Letters of Credit with respect to which Lender has agreed to participate on an aggregate basis, pursuant to the terms and conditions of this Agreement, to make available to Borrowers, as set forth on the signature page hereto or in an Assignment and Acceptance Agreement executed by such Lender.

     (xx) "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001 (a)(3) of ERISA, as to which a Borrower or any other member of its Controlled Group has or may incur any liability.

     (yy) "Net Worth" shall have the meaning specified in Paragraph 11(o) hereof.

     (zz) "Obligor" shall mean each Borrower and each Person who is or shall become primarily or secondarily liable for any of the Liabilities.

     (aaa) "Original Term" shall have the meaning specified in Paragraph 9 hereof.

     (bbb) "Other Agreements" shall mean all agreements, instruments and documents, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of a Borrower or any other Person and delivered to Agent or any Lender or to any parent, affiliate or subsidiary of Agent or any Lender in connection with the Liabilities or the transactions contemplated hereby.

     (ccc) "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding stock of CDS or any Subsidiary.

     (ddd) "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     (eee) "Pension plan" shall mean at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

     (fff) "Permitted Liens" shall mean (i) statutory liens of landlord's, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet past due or declared to be due by the claimant thereunder, (ii) liens or security interests in favor of Agent, (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on a Borrower's ability to use such real property for its intended purpose in connection with such Borrower's business, (iv) liens securing the payment of taxes or other governmental charges not yet delinquent, (v) liens incurred or deposits made in the ordinary course of a Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws, (vi) liens in connection with capitalized leases or purchase money security interests for purchase of, and applying only to, Equipment included in the Permitted Borrowings under Paragraph 10(q)(iv) or permitted as capital expenditures under, Paragraph 13 of Exhibit A, the documents relating to such liens to be in form and substance reasonably acceptable to Agent, and (vii) liens as set forth on Schedule 1(fff)(vii) attached hereto.

     (ggg) "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

     (hhh) "Prime Rate Loans" shall mean the Loans bearing interest at the rates set forth in Paragraph 4(a) of Exhibit A hereto.

     (iii) "Pro Rata Share" shall mean at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than four (4) decimal places), the numerator of which shall be the Maximum Loan Amount of such Lender at such time and the denominator of which shall be the aggregate amount of the Maximum Loan Amounts of all Lenders at such time.

     (jjj)  Intentionally Omitted.

     (kkk) "Qualified Plan" shall mean any Plan that is intended to be qualified under Section 401(a) of the Code.

     (111) "Qualifying Opinion of Counsel" shall mean a written opinion of recognized tax counsel, selected by CDS and reasonably satisfactory to the Indemnitee requesting such opinion, to the effect that while the issue is not free from doubt, if a court were presented with the issue, it probably would hold that at least fifty percent (50%) of each payment of interest on such Indemnitee's ESOP Term Note is excludable from such Indemnitee's Federal Gross Income during the applicable period under Paragraph 21(f).

     (mmm) "Real Estate Term Note" shall mean a term note of CDS or GDC, as applicable, substantially in the form of Schedule l(mmm) attached hereto, issued in favor of each Lender in an amount equal to such Lender's Pro Rata Share multiplied by the original principal amount of the term loans described in paragraph l(c)(iii) of Exhibit A as each term note may hereafter be amended, modified, supplemented, substituted or restated.

     (nnn) "Renewal Term" shall have the meaning specified in Paragraph 9 hereof.

     (ooo) "Reportable Event" shall mean an event described in Section 4043(b) of ERISA and the regulations thereunder.

     (ppp) "Requisite Lenders" shall mean at any time Lenders having, in the aggregate, Pro Rata Shares of at least sixty-six percent (66%) at such time.

     (qqq) "Retiree Health Plan" shall mean an "employee welfare benefit plan" (within the meaning of Section 3(l) of ERISA) that provides health care benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

     (rrr) "Single-employer Plan" shall mean any employee benefit plan that is a "single-employer plan" as defined in Section 4001(a)(15) of ERISA.

     (sss) "Statutory Exclusion" as of any time shall mean a percentage equal to the percentage of interest with respect to a securities acquisition loan, within the meaning of Section 133 of the Code, that is excludable at such time from Federal Gross Income by a recipient that is described in Section 133(a)
(1), (2), (3), or (4) of the Code.

     (ttt) "Subordinated Debt Documents" shall mean (i) the Note Purchase Agreement of even date herewith (the "Note Purchase Agreement") between CDS and Churchill ESOP Capital Partners ("Churchill"), (ii) the Senior Subordinated Note of even date herewith issued by Borrowers, H.S.S. Consulting Services, Incorporated and C.D.S. Transportation, Inc. in favor of Churchill, (iii) the Warrant Agreement of even date herewith between CDS and Churchill, and (iv) the Warrant of even date herewith (the "Warrant") issued by CDS in favor of Churchill.

     (uuu) "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by a Borrower or by any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by a Borrower.

     (vvv) "Supplemental Payment Period" as to any Indemnitee, shall mean, with respect to any Change of Law, the period from the earliest date as of which such Change of Law is effective with respect to such Indemnitee, until payment in full of such Indemnitee's ESOP Term Note, together with accrued interest thereon.

     (www) "Tax Allowance" shall mean any deduction, credit or other allowance allowable in computing liability for any federal tax.

     (xxx) "Unfunded Vested Liabilities" shall mean, with respect to any Pension Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Pension Plan exceeds (ii) the fair market value of all Pension Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Pension Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Pension Plan under Title IV of ERISA.

     2. LOANS. Subject to the terms and conditions of this Agreement (including Exhibit A) and the Other Agreements, during the Original Term and any Renewal

Term, each Lender, severally and not jointly, agrees to make its Pro Rata Share of such Loans to a Borrower, up to such Lender's Maximum Loan Amount, as such Borrower shall from time to time request up to the Loan Limit set forth in Exhibit A applicable to such Borrower; provided, that Agent may, but shall not be obligated to make such Loans to such Borrower on behalf of Lenders as a "Disproportionate Advance" (as defined). The aggregate unpaid principal of all Loans outstanding at any one time shall not exceed the Loan Limit set forth in Exhibit A and shall bear interest at the rates set forth in Exhibit A. Loans shall be repaid as provided herein. It expressly understood and agreed that, subject to the preceding sentences, each Lender shall be obligated to make its Pro Rata Share of any Loan requested by a Borrower and approved by Agent. If at any time the outstanding principal balance of the Loans of a Borrower exceeds the Loan Limit applicable to such Borrower, or any portion of the Loans exceeds any applicable sublimit set forth in Exhibit A, such Borrower shall immediately, and without the necessity of a demand by Agent or Lenders, pay to Agent such amount as may be necessary to eliminate such excess and Agent shall apply such payment to the Liabilities in such order as Agent shall determine in its sole discretion; provided, that if the outstanding principal balance of the Loans with respect to Borrowers exceeds the Maximum Loan Limit or any portion of the Loans with respect to a Borrower exceeds any applicable sublimit set forth in Exhibit A (an "Interim Advance"), Agent may, in its sole discretion, so long as no Event of Default exists as a result of a breach of Paragraph 11(o) of this Agreement or Paragraphs 9, 10 and 11 of Exhibit A and no intercompany loans are outstanding, permit such Interim Advance to remain outstanding and continue to advance Loans to Borrowers on behalf of Lenders without the consent of any Lender for a period of up to forty-five (45) calendar days, so long as (i) the amount of the Interim Advance does not exceed Two Million Dollars ($2,000,000),
(ii) the aggregate outstanding principal balance of the Loans does not exceed the aggregate Maximum Loan Amounts of all Lenders and (iii) Agent has not been notified by Requisite Lenders to cease making such advances. Each Borrower hereby authorizes Agent, in its sole discretion, to charge any of such Borrower's accounts to make any payments of principal or interest required by this Agreement. All Loans shall, in Agent's sole discretion, be evidenced by one or more promissory notes delivered to each Lender in the amount of the maximum amount of Loans that such Lender may make pursuant to the terms of this Agreement, in form and substance satisfactory to Agent. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Agent. Neither Agent nor any Lender shall be responsible for any failure by any other Lender to perform its obligations to make advances hereunder approved by Agent, and the failure of any Lender to make its Pro Rata Share of any advance hereunder shall not relieve any other Lender of its obligation, if any, to make its Pro Rata Share of Loans hereunder nor require such other Lender to make more than its Pro Rata Share of any Loans hereunder. If any Borrower makes a request for a Loan as provided herein and Agent, at its option and in its sole and absolute discretion, shall do either of the following:

     (a) Advance the amount of the proposed Loan to such Borrower disproportionately (a "Disproportionate Advance") out of Agent's own funds on behalf of Lenders, and request settlement in accordance with Paragraph 17 of Exhibit A such that upon such settlement each Lender's share of the outstanding Loans (including, without limitation, the amount of any Disproportionate Advance) equals its Pro Rata Share; or

     (b) Notify each Lender by telecopy or other similar form of teletransmission of the proposed advance on the same day Agent is notified by such Borrower of such Borrower's request for an advance pursuant to this Paragraph 2 of this Agreement. Each Lender shall remit, to the demand deposit account designated by such Borrower, on or prior to twelve o'clock noon, Chicago time, on the Business Day immediately succeeding the date of such notification or with respect to an advance which is to be a LIBOR Rate Loan, on the date such advance is to be made, immediately available funds in an amount equal to such Lender's Pro Rata Share of such proposed advance.

If and to the extent that a Lender does not settle with Agent as required under clause (a), each Borrower agrees to repay to Agent forthwith on demand such amount required to be paid by such Lender to Agent with respect to such Loan to such Borrower, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to Agent, at the interest rate applicable at such time for such Loans; provided, that each Borrower's obligation to repay such advance to Agent shall not relieve Lender of its liability to Agent for failure to settle as provided in clause (a) or relieve any Lender of its liability to Borrower for failure to make a Loan.

     3. FEES AND CHARGES. Borrowers shall pay to Agent, for the benefit of Agent and Lenders, in addition to all other amounts payable hereunder, the fees and charges set forth in Exhibit A. It is the intent of the parties that the rate of interest and the other charges to each Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Agent or Lenders may lawfully charge such Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to such Borrower.

     4. GRANT OF SECURITY INTEREST TO LASALLE. As security for the payment of all Loans now or in the future made by Agent or Lenders hereunder and for the payment or other satisfaction of all other Liabilities, each Borrower hereby assigns to Agent, for the benefit of Agent and Lenders, and grants to Agent, for the benefit of Agent and Lenders, a continuing security interest in the following property of such Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by such Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment (except for equipment designated on Schedule 4(d), attached hereto which is the subject of an equipment lease), vehicles and fixtures; (e) all deposits and cash and any other property of such Borrower now or hereafter in the possession, custody or control of Agent or any Lender or any agent or any parent, affiliate or subsidiary of Agent or any Lender or any participant with any Lender in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (f) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Borrower's books and records relating to any of the foregoing and to such Borrower's business. All liens granted to Agent hereunder and under the Other Agreements and all Collateral delivered to Agent hereunder and under the Other Agreements shall be deemed to have been granted and delivered to Agent, for the benefit of Agent and Lenders, to secure the Liabilities.

     5. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Each Borrower shall, at Agent's request, at any time and from time to time, execute and deliver to Agent such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Agent) and do such other acts and things as Agent may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Agent (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Each Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Agent's security interest in the Collateral. Each Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

     6. POSSESSION OF COLLATERAL AND RELATED MATTERS. Until an "Event of Default" (as hereinafter defined) has occurred, each Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Borrower's business, to (a) sell, lease or furnish under contracts of service any of such Borrower's Inventory normally held by such Borrower for any such purpose, (b) use and consume any raw materials, work in process or other materials normally held by such Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Borrower, and
(c) dispose of obsolete, defective or unnecessary Equipment, provided that all proceeds resulting from said disposition of Equipment shall promptly be paid to Agent to be credited to such Borrower's account.

     7. COLLECTIONS

     (a) Each Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "Lock Box") with a financial institution mutually acceptable to Agent and such Borrower, and in the name and under exclusive control of Agent. Each Borrower shall establish an account (the "Blocked Account") in Agent's name for the benefit of such Borrower with a financial institution mutually acceptable to Agent and such Borrower, into which all payments received in the Lock Box shall be deposited, and into which such Borrower will immediately deposit all payments made for Inventory or services and received by such Borrower in the identical form in which such payments were made, whether by cash or check. If any Borrower, any Affiliate or Subsidiary, or any shareholder, officer, director, employee or agent of any Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with a Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, such Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Agent and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account pertaining to the Borrower to which such payments or proceeds pertain. The financial institution with which the Blocked Account is established shall acknowledge and agree, in a manner satisfactory to Agent, that the amounts on deposit in such Blocked Account are the sole and exclusive property of Agent, that such financial institution has no right to setoff against the Blocked Account or against any other account maintained by such financial institution into which the contents of the Blocked Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to Agent, funds deposited in the Blocked Account on a daily basis as such funds are collected. Each Borrower and Agent agree that all payments made to the Blocked Account pertaining to such Borrower or otherwise received by Agent, whether in respect of the Accounts of such Borrower or as proceeds of other Collateral of such Borrower or otherwise, will be applied on account of the Liabilities of such Borrower in accordance with the terms of this Agreement. Each Borrower agrees to pay all fees, costs and expenses which Agent incurs in connection with opening and maintaining the Blocked Account. All of such fees, costs and expenses which remain unpaid by such Borrower pursuant to any Lock Box or Blocked Account Agreement, shall constitute Loans hereunder, shall be payable to Agent by such Borrower upon demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral of a Borrower delivered to Agent in kind shall be endorsed by such Borrower to Agent and, if that endorsement of any such item shall not be made for any reason, Agent is hereby irrevocably authorized to endorse the same on such Borrower's behalf. For the purpose of this Paragraph, each Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Borrower's true and lawful attorney and agent-in-fact to (i) endorse such Borrower's name upon said items of payment and/or proceeds of Collateral and upon any Chattel Paper, document, instrument, similar document or agreement relating to any Account of such Borrower or goods pertaining thereto; (ii) take control in any manner of any item of payment or proceeds thereof;

and (iii) upon the occurrence and continuation of an Event of Default, have access to any postal box into which any of such Borrower's mail is deposited, and open and process all mail addressed to such Borrower and deposited therein or in any Lock Box controlled by Agent.

     (b) Agent may, with respect to each Borrower, at any time and from time to time, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of such Borrower's Accounts or contract rights by suit or otherwise; (ii) exercise all of such Borrower's rights and remedies with respect to proceedings brought to collect any Accounts; (iii) surrender, release or exchange all or any part of any Accounts of such Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of such Borrower upon such terms, for such amount and at such time or times as Agent deems advisable; (v) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor of such Borrower; and (vi) do all other acts and things which are necessary, in Agent's sole reasonable judgment, to fulfill such Borrower's obligations under this Agreement and to allow Agent to collect the Accounts. In addition to any other provision hereof, Agent may at any time after the occurrence of an Event of Default, at such Borrower's expense, notify any parties obligated on any of the Accounts of such Borrower to make payment directly to Agent of any amounts due or to become due thereunder.

     (c) Agent shall, on the Business Day of receipt by Agent at its office in Chicago, Illinois, of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as Agent shall determine in its sole discretion.

     (d) Agent, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrowers under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral of a Borrower. All reasonable sums paid by Agent in respect thereof and all reasonable costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Agent shall constitute Loans, payable by such Borrower to Agent on demand and, paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (e) Immediately upon a Borrower's receipt of any portion of the Collateral of such Borrower evidenced by an agreement, Instrument or Document Including, without limitation, any Chattel Paper, such Borrower shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as such Borrower's attorney and agent-in-fact, to endorse or assign the same on such Borrower's behalf.

     8. SCHEDULES AND REPORTS. Borrowers shall furnish or cause to be furnished to Agent the following:

     (a) Each Borrower shall provide Agent with an executed daily loan report and certificate in Agent's then current form on each day on which such Borrower requests a Loan, and in any event at least one (1) each week, which shall be accompanied by copies of such Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of such Borrower with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to Agent and shall contain such additional information as Agent may reasonably require concerning Accounts and Inventory of such Borrower included, described or referred to in such report and any other documents in connection therewith requested by Agent, including, without limitation, but only if specifically requested by Agent, copies of all invoices prepared in connection with such Accounts of such Borrower. In addition, each Borrower shall deliver to Agent, at least once a week (or more frequently as requested by Agent), within two (2) days after the end of each calendar week, a summary report with respect to such Borrower's Inventory.

     (b) As soon as practicable and in any event within thirty (30) days following the end of each calendar month (except that for the calendar months ending on or prior to September 30, 1998, within forty-five (45) days following the end of such month): (1) consolidated and consolidating statements of income and statements of cash flow of such Borrower for each such month and for the period from beginning of the then current fiscal year of such Borrower to the end of such month, (2) consolidated and consolidating balance sheets of such Borrower as of the end of such month, and (3) with respect to such statements of income and balance sheets, in comparative form, figures for the corresponding periods in the preceding fiscal year of such Borrower and to the then current budget disclosing the variances from such budget, in all reasonable detail and certified by the chief financial officer of such Borrower that such statements fairly present the financial condition of such Borrower in accordance with generally accepted accounting principles, subject to changes resulting from normal year-end adjustments (including, without limitation, LIFO adjustments) and the absence of footnotes.

     (c) In addition to any other reports, as soon as practicable and in any event: (1) within ten (10) days after the end of each month, (a) a detailed aged trial balance of such Borrower's Accounts, in form and substance reasonably satisfactory to Agent, including, without limitation, the names and addresses of all Account Debtors of such Borrower, and (b) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Agent may require in its sole discretion), including a listing of any held checks; and (2) within fifteen (15) days after the end of each month, the general ledger inventory account balance, a summary inventory report and Agent's standard form of Inventory report then in effect or the form most recently requested from such Borrower by Agent, for such Borrower by each category of Inventory of such Borrower, together with a description of the monthly change in each category of Inventory of such Borrower.

     (d)  As soon as practicable and in any event within one hundred twenty
(120) days after the end of each fiscal year of CDS: (1) consolidated and consolidating statements of income of CDS for such fiscal year, and a consolidated and consolidating balance sheet of CDS as of the end of such fiscal year, and (2) consolidated and consolidating statements of cash flow of CDS for such fiscal year, such statements to be presented in accordance with generally accepted accounting principles and certified by independent certified public accountants of recognized national standing selected by CDS and satisfactory to Agent, whose opinion shall be unqualified, in form and substance reasonably satisfactory to agent.

     (e) As soon as practicable and in any event prior to the beginning of each fiscal year of such Borrower, projected balance sheets, statements of income and cash flow for such Borrower, for each of the twelve (12) months during such fiscal year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Agent.

     (f) As soon as practicable and in any event within ten (10) days of delivery to a Borrower, a copy of any letter issued by such Borrower's independent public accountants or other management consultants with respect to such Borrower's financial or accounting systems or controls, including all so-called "management letters".

     (g) In conjunction with the delivery of the annual presentation of projections or budgets referred to in paragraph (e) above, a letter signed by the President or a Vice President of CDS and by the Treasurer or Chief Financial Officer of CDS, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of each Borrower.

     (h) With reasonable promptness, such other business or financial data, reports, SEC reports, appraisals and projections as Agent may reasonably request.

     (i) Within ninety (90) days of the date following the date hereof, CDS shall deliver to Agent an opening balance sheet dated as of the date hereof, certified by their certified public accountants.

     (j) All financial statements delivered to Agent pursuant to the requirements of this paragraph shall be prepared in accordance with generally accepted accounting principles (except that the financial statements referred to in paragraph (b) above shall be subject to changes resulting from normal year-end adjustments (including, without limitation, LIFO adjustments) as provided in this Agreement. Together with each delivery of financial statements required by paragraphs (b) and (d) above, CDS shall deliver to Agent an officer's certificate in the form attached hereto as Exhibit E, which shall, for each fiscal quarter, include a calculation of financial covenants in the schedule attached to such officer's certificate in form satisfactory to Agent.

     9. TERMINATION. This Agreement shall be in effect from the date hereof until October 3, 2000 (the "Original Term") and shall automatically renew itself from year to year thereafter (each such one-(1) year renewal being referred to herein as a "Renewal Term") unless: (a) the due date of the Liabilities is accelerated pursuant to Paragraph 13 hereof; or (b) Borrowers elect to terminate this Agreement at the end of the Original Term or at the end of any Renewal Term by giving Agent written notice of such election at least ninety (90) days prior to the end of the Original Term or the then current Renewal Term and by paying all of the Liabilities in full on the last day of such term or any Lender elects to terminate this Agreement at the end of the Original Term or at the end of any Renewal Term by giving CDS and Agent written notice of such election at least ninety (90) days prior to the end of the Original Term or the then current Renewal Term. If one or more of the events specified in clauses (a) or (b) occurs, this Agreement shall terminate on the date thereafter that the Liabilities are paid in full, provided, however, that the security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the payment of the Liabilities has become indefeasible. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, Borrowers shall deliver to Agent and Lenders a release, in form and substance satisfactory to Agent, of all obligations and liabilities of Agent and Lenders and their officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrowers, and if Borrowers are obtaining new financing from another tender, Borrowers shall deliver such lender's indemnification of Agent and Lenders, in form and substance satisfactory to Agent, for checks or other forms of payment which Agent and Lenders have credited to Borrowers' accounts, but which subsequently are dishonored for any reason. If, during the term of this Agreement, Borrowers prepay all or any portion of the Liabilities, and in connection therewith, either (a) permits any security agreement, financing statement or analogous instrument to be executed or filed with respect to the Collateral for the benefit of someone other than Agent, or (b) creates, incurs or assumes any liability for borrowed money (except for borrowings from Agent and borrowings permitted pursuant to Paragraph 10(q) hereof), Borrowers agree to pay to Agent, for the benefit of Lenders, as a prepayment fee, in addition to the payment of all other Liabilities, an amount determined in accordance with Paragraph 5(d) of Exhibit A.

     10.  REPRESENTATIONS, WARRANTIES AND COVENANTS.   Each Borrower hereby
represents, warrants and covenants that (after giving effect to the Acquisition):

     (a) the financial statements delivered or to be delivered by such Borrower to Agent or any Lender at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of such Borrower, and there has been no material adverse change in the financial condition, the operations or any other status of such Borrower since the date of the most recent financial statements delivered to Agent prior to the date of this Agreement;

     (b) the office where such Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral of such Borrower, such Borrower's principal place of business and all of such Borrower's other places of business, locations of Collateral of such Borrower and post office boxes are as set forth in Exhibit B; such Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise Agent in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of such Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of such Borrower;

     (c) the Collateral of such Borrower, including, without limitation, the Equipment (except any part thereof which prior to the date of this Agreement such Borrower shall have advised Agent in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on the first page of this Agreement or on Exhibit B, and at other locations within the continental United States of which Agent has been advised by such Borrower in writing;

     (d) such Borrower shall immediately give written notice to Agent of any use of any Goods in any state other than a state in which such Borrower has previously advised Agent such Goods shall be used, and such Goods shall not, unless Agent shall otherwise consent in writing, be used outside of the continental United States;

     (e) no security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral other than any security agreement, financing statement or analogous instrument evidencing Permitted Liens;

     (f) each Account or item of Inventory which such Borrower shall, expressly or by implication, request Agent to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth herein and as otherwise established by Agent from time to time, and such Borrower shall promptly notify Agent in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible;

     (g) such Borrower is and shall at all times during the Original Term or any Renewal Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens,

     (h) such Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; such Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Borrower, and such Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of such

Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Borrower or any of its property may be bound or affected other than Permitted Liens;

     (i) Except as designated on Schedule 10(i) attached hereto, there are no actions or proceedings which are pending or threatened against such Borrower which might result in any material adverse change in its financial condition or materially adversely affect the Collateral of such Borrower and such Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Agent;

     (j) such Borrower has obtained all licenses, authorizations, approvals and permits, the lack of which would have a material adverse effect on the operation of its business, and such Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters), the failure to comply with which would have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise;

     (k) all written information now, heretofore or hereafter furnished by such Borrower to Agent or any Lender is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished;

     (1) such Borrower is not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral of such Borrower is now, or will (while any Liabilities remain outstanding) be owned by any Affiliate; provided, however, that such Borrower may enter into transactions with Affiliates in the ordinary course of business pursuant to terms that are no less favorable to such Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate and, in connection therewith, may transfer cash or property to Affiliates for fair value;

     (m) such Borrower's name has always been as set forth on the first page of this Agreement and such Borrower uses no tradenames or division names in the operation of its business, except as otherwise disclosed in writing to Agent; such Borrower shall notify Agent in writing within ten (10) days of the change of its name or the use of any tradenames or division names not previously disclosed to Agent in writing;

     (n) with respect to such Borrower's Equipment: (i) such Borrower has good and indefeasible and merchantable title to and ownership of all such Equipment including, without limitation, the Equipment of such Borrower described or listed on the schedule of Equipment delivered to Agent concurrently with this Agreement, except for equipment leased to such Borrower as designated on
Schedule 4(d); (ii) such Borrower shall keep and maintain the Equipment of such Borrower in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained; provided, however, that nothing herein shall limit such Borrower's right to dispose of obsolete, defective or unnecessary Equipment; (iii) such Borrower shall not permit any such items to become a fixture to real estate or an accession to other personal property; and (iv) such Borrower, promptly on demand by Agent, shall deliver to Agent any and all evidence of ownership of including, without limitation, certificates of title and applications of title to, any of the Equipment of such Borrower;

     (o) this Agreement and the Other Agreements to which such Borrower is a party are the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights and the availability of remedies which are equitable in nature including, but not limited to, the remedies of specific performance and injunctive relief;

     (p) such Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

     (q) other than a guaranty by GDC of up to One Hundred Fifty Thousand ($150,000) of credit extended to Chicago Medical Equipment and Supply Co., such Borrower is not now obligated, nor shall it create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that such Borrower may: (i) borrow money from a Person other than Lenders and the other Borrowers on an unsecured and subordinated basis if a subordination agreement in favor of Agent and in form and substance satisfactory to Requisite Lenders is executed and delivered to Agent relative thereto; (ii) maintain any present indebtedness to any Person which has been disclosed to Agent in writing and consented to in writing by Requisite Lenders; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of such Borrower's business; (iv) incur secured indebtedness in connection with the acquisition (by capitalized lease or purchase money financing) of Equipment after the date hereof so long as such indebtedness is only secured by the Equipment so acquired and the aggregate amount of such secured indebtedness outstanding for all Borrowers at any time does not exceed Seven Hundred Fifty Thousand ($750,000); and (v) borrow money from another Borrower so long as no Event of Default exists and the aggregate intercompany loans outstanding for all Borrowers at any time does not exceed the "Maximum Intercompany Amount" (as defined below). "Maximum Intercompany Amount" means Two Million Dollars ($2,000,000) during the period October 1 through January 31 and One Million Dollars ($1,000,000) at all other times. The indebtedness allowed above shall be referred to herein as "Permitted Borrowings";

     (r) such Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

     (s) except as otherwise disclosed in writing to Agent, such Borrower has no Parents, Subsidiaries or divisions, nor is such Borrower engaged in any joint venture or partnership with any other Person;

     (t) if such Borrower is a corporation or partnership, such Borrower is duly organized and in good standing in its state of organization and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary;

     (u) there is no Event of Default under this Agreement nor circumstances that, with the passage of time or giving of notice, would result in an Event of Default and such Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does such Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of such Borrower;

     (v) there are no controversies pending or threatened between such Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of such Borrower, and such Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices; and

     (w) such Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and tradenames to continue to conduct its business as heretofore conducted by it.

     (x) the ESOP is an employee stock ownership plan within the meaning of
Section 4975(e)(7) of the Code and is qualified under Sections 401 (a) and 501(a) of the Code. The trust forming part of the ESOP has been duly constituted in accordance with valid and binding trust instruments, is validly existing and is qualified under Sections 401 (a) and 501 (a) of the Code. The execution, delivery and performance of this Agreement and the ESOP Term Notes and the ESOP Stock Purchase Agreement by the parties hereto and thereto and the consummation of the transactions contemplated hereby and thereby will not constitute a violation of, or give rise to any liability under, Title I of ERISA or Section 4975 of the Code. The loan evidenced by the ESOP Term Notes will qualify as a securities acquisition within the meaning of Section 133 of the Code, as amended by the 1996 Small Business Job Protection Act.

     (y) such Borrower has delivered to Agent true and correct copies of (i) all documents governing the terms and administration of the ESOP, including its plan description and all related trust instruments, and (ii) all agreements relating to the ESOP Stock Purchase Agreement, together with all amendments or modifications of the foregoing.

     (z) As of the date of this Agreement, none of such Borrower or any member of its Controlled Group maintains or contributes to any Benefit Plan, Multiemployer Plan or any Retiree Health Plan, other than those listed on
Schedule 10(z) attached hereto. Each Benefit Plan has been and is being maintained and funded in all material respects in accordance with its terms and in compliance with all provisions of ERISA and the Code applicable thereto.
Such Borrower and each member of its Controlled Group have fulfilled in all material respects their obligations related to the minimum funding standards of ERISA and the Code for each Qualified Plan, are in compliance in all material respects with the currently applicable provisions of ERISA and the Code relating to the qualification with respect to each Qualified Plan intended to be so qualified and have not incurred any material liability (other than routine liability for premiums) under Title IV of ERISA. No Reportable Event has occurred that has resulted in liability which either has not been satisfied or is not reflected on such Borrower's financial statements nor has any other event occurred that is likely to result in a Reportable Event that could reasonably be expected to have a material adverse effect. No event or events have occurred in connection with which such Borrower or any member of its Controlled Group or any Benefit Plan, directly or indirectly, is likely to be subject to any liability under ERISA, the Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order which could reasonably be expected to have a material adverse effect. True, correct and complete copies of the following documents have been made available to Agent as of the date of this Agreement: (i) each Benefit Plan (or, where any such plan is not in writing, a complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all summary plan descriptions and summaries of material modifications,
(ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Qualified Plan; (iii) for the most recent plan year, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three
(3) plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by such Borrower and any member of its Controlled Group to each such plan and copies of the collective bargaining agreements requiring such contributions;
(vi) any information that has been provided to such Borrower or any member of its Controlled Group regarding withdrawal liability under any Multiemployer

Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of such Borrower or any member of its Controlled Group under any Retiree Health Plan.

Each Borrower represents, warrants and covenants to Agent and Lenders that all representations, warranties and covenants of such Borrower contained in this Agreement (whether appearing in Paragraphs 10 or 11 hereof or elsewhere) shall be true in all material respects at the time of such Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true in all material respects until the repayment in full of all of the Liabilities and termination of this Agreement, and shall be remade by such Borrower at the time each Loan is made pursuant to this Agreement.

     11. ADDITIONAL COVENANTS OF BORROWERS. Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless Borrowers obtain Agent's prior written consent (which consent will not be given without Requisite Lenders' prior written consent) waiving or modifying any of Borrowers' covenants hereunder in any specific instance, each Borrower agrees as follows:

     (a) such Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of such Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit B;

     (b)  Intentionally omitted;

     (c) such Borrower shall promptly advise Agent in writing of any material adverse change in the business, assets or condition, financial or otherwise, of such Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default hereunder after notice or lapse of time (or both);

     (d) Agent, or any Persons designated by it (including without limitation any Lender that has notified Agent of its desire to accompany Agent), shall have the right, to call at such Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to such Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Borrower's business as Agent may consider reasonable under the circumstances (without limiting the foregoing, Agent, through its officers, employees or agents shall have the right, at any time and from time to time request. Each Borrower authorizes Agent to discuss the affairs, finances and business of such Borrower with any officers, employees or directors of such Borrower or with any Affiliate or the officers, employees or directors of any Affiliate, and to discuss the financial condition of such Borrower with such Borrower's independent public accountants. Any such discussions shall be without liability to Agent or to such Borrower's independent public accountants. Each Borrower shall pay to Agent all customary fees and out-of-pocket expenses incurred by Agent in the exercise of its rights hereunder including, but not limited to, an auditing fee of Six Hundred Dollars ($600) per auditor per day, and all of such fees and expenses shall constitute Loans hereunder, payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (e)  such Borrower shall:

          (i) keep the Collateral of such Borrower properly housed and shall keep the Collateral insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of such Borrower with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to Agent. Original (or certified) copies of such policies of insurance have been or shall be delivered to Agent within fifteen (15) days after the date hereof, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance reasonably acceptable to Agent, showing loss under such insurance policies payable to Agent. Such endorsement, or an independent instrument furnished to Agent, shall provide that the insurance company shall give Agent at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of such Borrower or any other Person shall affect the right of Agent to recover under such policy of insurance in case of loss or damage. Each Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Agent. Each Borrower irrevocably, makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; provided, that so long as no Event of Default shall have occurred, such Borrower shall be entitled to make, settle and adjust claims under its policies of insurance if the total amount of any such claims is less than One Hundred Thousand Dollars ($100,000) in the aggregate for all claims of such Borrower during the immediately preceding twelve (12) month period; and Agent agrees that if it receives proceeds of insurance with respect to any loss of or damage to Collateral in an amount less than or equal to One Hundred Thousand Dollars ($100,000) in the aggregate for all claims of such Borrower during the immediately preceding twelve
     (12) month period, it will, at such Borrower's request, promptly make such proceeds available to such Borrower for repair or replacement of the lost or damaged Collateral of such Borrower.

          (ii) maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to Agent and original (or certified) copies of such policies have been or shall be delivered to Agent within fifteen (15) days after the date hereof, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Agent and Lenders as additional insured thereunder and providing that the insurance company shall give Agent at least thirty (30) days written notice before any such policy shall be altered or canceled.

     If such Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Agent, without waiving or releasing any obligation or default by such Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Agent deems advisable. All sums disbursed by Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder and shall be payable on demand by such Borrower to Agent and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (f) such Borrower shall not use the Collateral of such Borrower, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations, shall keep the Collateral of such Borrower in good condition, repair and order; shall permit Agent to examine any of the Collateral at any reasonable time and wherever the Collateral may be located; shall not permit the Collateral of such Borrower, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process, shall not sell, lease, grant a security Interest in or otherwise dispose of any of the Collateral of such Borrower except as expressly permitted by this Agreement; and shall not secrete or abandon any of the Collateral of such Borrower, or remove or permit removal of any of the Collateral of such Borrower from any of the locations listed on Exhibit B or in any written notice to Agent pursuant to Paragraph 10(b) hereof, except for the removal of Inventory sold in the ordinary course of such Borrower's business and the disposition of obsolete, defective or unnecessary Equipment of such Borrower, in each case as permitted herein;

     (g) all monies and other property obtained by such Borrower from Lenders pursuant to this Agreement will be used solely for business purposes of such Borrower;

     (h) such Borrower shall, at the request of Agent, indicate on its records concerning the Collateral a notation, in form satisfactory to Agent, of the security interest of Agent hereunder, and such Borrower shall not maintain duplicates or copies of such records at any address other than such Borrower's principal place of business set forth on the first page of this Agreement;

     (i) such Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that such Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Borrower's financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes, (iii) such Borrower keeps on deposit with Agent (such deposit to be held without interest) or as a reserve against revolving Loans provided for herein, an amount of money which, in the sole judgment of Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and (iv) if such Borrower fails to prosecute such contest with reasonable diligence, Agent may apply the money so deposited in payment of such taxes. If such Borrower falls to pay any such taxes and in the absence of any such contest by such Borrower, Agent may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Agent shall constitute Loans hereunder, shall be payable by such Borrower to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (j) other than a guaranty by GDC of up to One Hundred Fifty Thousand ($150,000) of credit extended to Chicago Medical Equipment and Supply Co., such Borrower shall not assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

     (k) such Borrower shall not enter into any merger or consolidation, or sell, lease or otherwise dispose of all or substantially all of its assets, or enter into any transaction outside the ordinary course of such Borrower's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock; except, (A) a Borrower shall be permitted, without the approval of Lenders, to acquire companies (whether by acquisition of stock or assets or by merger) so long as the following conditions are satisfied to the satisfaction of
Agent: (i) the acquired company is an operating company that engages in a line of business substantially similar to the line of business of Borrowers and has annual sales of not more than Twenty Million Dollars ($20,000,000); (ii) the aggregate consideration (including without limitation cash purchase price, liabilities assumed (excluding trade payables and ordinary course accruals of expenses), deferred or financed purchase price and purchase price characterized as consulting agreements, non-competition payments and the like) for all such acquisitions since the date hereof does not exceed Five Million Five Hundred Thousand Dollars ($5,500,000); (iii) Borrowers shall have excess availability pursuant to Paragraph 1 of Exhibit A after giving effect to such acquisition and the anticipated working capital needs of the acquired company (as determined by Agent in the sole reasonable discretion) of at least Ten Million Dollars ($10,000,000), deeming all debts of Borrowers current on a pro forma basis; (iv) no Event of Default shall exist before and after giving effect to such acquisition; (v) to the extent such assets are to be included in the borrowing availability of a Borrower, Agent shall have completed a satisfactory field examination with respect to the working capital assets of the acquired company; (vi) the acquired company (or any subsidiary formed to consummate the acquisition) shall have executed any and all loan documentation required by Agent; (vii) receipt by Agent of projections and other financial information which demonstrate to Agent's satisfaction that Borrowers (including the acquired company) shall be in pro forma compliance with all obligations to repay the Liabilities and all financial covenant obligations); and (viii) Borrowers shall have obtained all consents for such acquisition required under law or under any agreement (including without limitation the consent of the holders of the Subordinated Debt Documents); and (B) CDS may issue stock options pursuant to the Employment Agreements and each such Borrower may provide loans to customers who meet certain minimum credit requirements established by Borrower and reasonably acceptable to Agent. Such credit requirements shall include, without limitation, monthly principal (straight line) amortization not to exceed twenty-four (24) months, interest at the rate of one and three-quarters percent (1.75%) per annum in excess of the Prime Rate, and a second priority security interest in the accounts and inventory of the customer. The aggregate amount of loans for all such customers shall not, at any time, exceed One Million Dollars ($1,000,000). The limitation set forth above shall not apply to any purchase, retirement or redemption of any shares of any class of its stock by CDS, so long as such purchase and redemption is permitted under all applicable laws and is in connection with the exercise by an ESOP participant or beneficiary of his put rights provided for under the terms of the ESOP or applicable law, or in connection with the exercise by CDS of its right of first refusal provided for under the terms of the ESOP;

     (l) such Borrower shall not declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if such Borrower is a corporation) or on account of any equity interest in such Borrower (if such Borrower is a partnership or other type of entity);

     (m) such Borrower shall not purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States;

     (n) such Borrower shall not amend its articles of incorporation (except as otherwise contemplated by Section 6.10 of the Note Purchase Agreement) or change its fiscal year and CDS shall not amend or modify the Subordinated Debt Documents;

     (o) CDS's net worth shall not at any time be less than the amount set forth in Paragraph (9) of Exhibit A; "Net Worth" (calculated on a FIFO basis) being defined for purposes of this Paragraph as CDS's consolidated shareholders' equity (including retained earnings) plus the amount of any consolidated debt subordinated to Agent in a manner satisfactory to Agent, all as determined under generally accepted accounting principles; and

     (p) Borrowers shall reimburse Agent for all reasonable costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel), incurred by Agent in connection with documentation and consummation of this transaction and any other transactions among Borrowers, Agent and Lenders, including, without limitation, Uniform Commercial Code and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, and in seeking to collect, protect or enforce any rights in or to the Collateral or incurred by Agent and Lenders in seeking to collect any Liabilities and to administer and enforce any of Agent's and Lenders' rights under this Agreement. Borrowers shall also pay all normal service charges with respect to accounts maintained by Agent for the benefit of Borrowers. All such costs, expenses and charges shall constitute Loans hereunder, shall be payable by Borrower to Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (q) As soon as practicable and in any event within thirty (30) days after such Borrower or any member of its Controlled Group knows or has reason to know
(i) that a Reportable Event has occurred with respect to a Pension Plan (which is not a Multiemployer Plan), (ii) that an application is to be or has been made to the Secretary of the Treasury for a waiver of the minimum funding standard or the extension of any amortization period under Section 412 of the Code with respect to a Pension Plan (which is not a Multiemployer Plan), (iii) that a notice of termination has been filed with the PBGC with respect to a Pension Plan (which is not a Multiemployer Plan), (iv) that proceedings are likely to be or have been instituted by the PBGC to terminate a Pension Plan (which is not a Multiemployer Plan), (v) that such Borrower or any member of its Controlled Group will or may incur any liability to or on account of a Plan that is a Single-employer Plan under Section 4062, 4063 or 4064, or on account of a Pension Plan that is a Multiemployer Plan under Section 4201 or 4204 of ERISA,
(vi) that as of the last day of any plan year, the present value of the benefits under any Pension Plan (which is not a Multiemployer Plan), as determined by the Pension Plan's independent actuaries, exceeds the value as of such date, as determined by such actuaries, of all assets of such Pension Plan by more than One Hundred Thousand Dollars ($100,000), or (vii) that the aggregate present value of the benefits under all Pension Plans (which are not Multiemployer Plans) that do not satisfy clause (vi) above, as of the end of each Plan's plan year, as determined by such Pension Plan's independent actuaries, exceeds the aggregate value as of such date, as determined by such actuaries, of all assets of all such Plans by more than One Hundred Thousand Dollars ($100,000), such Borrower shall submit to Agent a certificate of the chief financial officer of such Borrower setting forth details as to such occurrence and action, if any, that such Borrower or any member of its Controlled Group is required or proposes to take, together with any notices required or proposed to be filed by such Borrower or any member of its Controlled Group with the PBGC or the plan administrator with respect thereto.

     (r) such Borrower shall not, directly or indirectly, and shall not permit and member of its Controlled Group to, directly or indirect, by reason of an amendment or amendments to, or the adoption of, one or more Plans under Title IV of ERISA, permit the present value of all benefit liabilities, as defined in Title IV of ERISA (using the actuarial assumptions used by the PBGC upon termination of a plan), to increase by more than One Hundred Thousand Dollars ($100,000); provided, however that this limitation shall not be applicable to the extent that the fair market value of assets allocable to such benefits, all determined as of the most recent valuation date for each such Title IV Plan, is in excess of the benefit liabilities.

     (s) such Borrower shall promptly advise Agent in writing of the occurrence of any event including, but not limited to, the failure of the ESOP to retain the minimum stock interest required by Section 133(b)(6) of the Code, that causes or will cause the loan evidenced by the ESOP Term Notes to no longer qualify as a "securities acquisition loan" within the meaning of Section 133 of the Code.

     12. DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrowers hereunder:

     (a) the failure of any Obligor to pay when due, pursuant to the terms hereof, any of the Liabilities:

     (b) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements;

     (c) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under the Subordinated Debt Documents; or the failure of any Obligor to perform, keep or observe any of the covenants, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure under such other agreement may have a material adverse effect on such Obligor's business, property, assets, operations or condition, financial or otherwise;

     (d) the making or furnishing by any Obligor to Agent or any Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Agent or such Lender, which is untrue or misleading in any material respect;

     (e) the loss, theft, damage or destruction of, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral, except for Collateral of a Borrower with a value of up to One Hundred Thousand Dollars ($100,000) in the aggregate for such Borrower for the prior twelve (12) month period which is fully insured and the proceeds of which promptly are tendered to Agent;

     (f) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof;

     (g) the commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings;

     (h) the appointment of a receiver or trustee for any Obligor, for any material portion of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings;

     (i) the entry of any judgment or order against any Obligor exceeding One Hundred Thousand Dollars ($100,000) which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

     (j) the dissolution of any Obligor which is a partnership or corporation, except that Borrower shall have sixty (60) days in which to provide a successor plan to Agent, which Agent shall accept or reject in its sole reasonable discretion;

     (k) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Agent or any Lender pursuant to which such Person has guaranteed to Agent or any Lender the payment of all or any of the Liabilities or has granted Agent a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities;

     (l) the institution in any court of a criminal proceeding against any Obligor, or the indictment of any Obligor for any crime;

     (m) a Gross-Up Event shall have occurred for any reason other than a change in the Statutory Exclusion or a prepayment of the ESOP Term Notes;

     (n) a Borrower or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of Fifty Thousand Dollars ($50,000) that it shall have become liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA; or notice of intent to terminate a Pension Plan or Pension Plans (which are not Multiemployer Plans) having aggregate Unfunded Vested Liabilities in excess of Fifty Thousand Dollars ($50,000) (collectively, a "Material Plan") shall be filed under Title IV of ERISA by a Borrower or any member of its Controlled Group, or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Multiemployer Plan against a Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceedings shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

     (o) the occurrence of any event or condition which has or is reasonably likely to have a Material Adverse Effect.

     13. REMEDIES UPON AN EVENT OF DEFAULT.

     (a) Upon the occurrence of an Event of Default described in Paragraph 12(g) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Requisite Lenders, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

     (b) Upon the occurrence of an Event of Default, Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Agent's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Agent may, without notice, demand or legal process of any kind, (i) cease (and cause Lenders to cease) advancing money or extending credit to or for the benefit of Borrowers, implement any reserves which Agent deems necessary and/or terminate this Agreement as to any future liability or obligation of Agent and Lenders to Borrowers or (ii) take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of a Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Agent shall have the right to store the same at any of a Borrower's premises without cost to Agent. At Agent's request, each Borrower shall, at such Borrower's expense, assemble the Collateral and make it available to Agent at one or more places to be designated by Agent and reasonably convenient to Agent and such Borrower. Each Borrower recognizes that if such

Borrower falls to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Agent and Lenders, and agrees that Agent and Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least five (5) calendar days before such disposition. Any proceeds of any disposition by Agent of any of the Collateral may be applied by Agent to the payment of expenses in connection with the Collateral including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel), and any balance of such proceeds may be applied by Agent toward the payment of such of the Liabilities, and in such order of application, as Agent may from time to time elect.

     14. INDEMNIFICATION. Each Borrower agrees to defend (with counsel reasonably satisfactory to Agent), protect, indemnify and hold harmless Agent and each Lender, each affiliate or subsidiary of Agent and each Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the reasonable disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or Judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and the management of the Loans or any letters of credit or the use or intended use of the proceeds of the Loans or any letters of credit; provided, however, that no Borrower shall have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by such Borrower, be added to the Liabilities of such Borrower and be secured by the Collateral of such Borrower. The provisions of this Paragraph 14 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

     15. NOTICE. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and (i) in the case of Agent and LaSalle shall be sent to it at 135 South

LaSalle Street, Chicago, Illinois 60603, Attention: Credit Officer (C.D. Smith),
(ii) in the case of Heller shall be sent to it at 500 West Monroe Street, Chicago, Illinois 60661, Attention: Elizabeth Geannopulos, (iii) in the case ANB shall be sent to it at One North LaSalle Street, Chicago, Illinois 60690,
Attention: Dennis Harrison, and (iv) in the case of a Borrower shall be sent to it at CDS's principal place of business set forth on the first page of this Agreement.

     16. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION. This Agreement and the Other Agreements are submitted by Borrowers to Agent and Lenders for Agent's and Lenders' acceptance or rejection at Agent's principal place of business as an offer by Borrowers to borrow monies from Lenders now and from time to time hereafter, and shall not be binding upon Agent or Lenders or become effective until accepted by Agent and Lenders, in writing, at said place of business. If so accepted by Agent and Lenders, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

     To induce Agent and Lenders to accept this Agreement, each Borrower irrevocably agrees that, subject to Agent's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. EACH BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE; PROVIDED, THAT AGENT SHALL USE ITS BEST EFFORTS TO PROCEED IN FEDERAL COURT WITHIN SAID CITY AND STATE. Each Borrower hereby irrevocably appoints and designates CT Corporation System, whose address is 208 South LaSalle Street Chicago, Illinois 60604 (or any other person having and maintaining a place of business in such state whom such Borrower may from time to time hereafter designate upon ten (10) days written notice to Agent and who Agent has agreed in its sole reasonable discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Agent agreeing to act as such agent), as such Borrower's duly authorized agent for acceptance of service of legal process. Each Borrower agrees that service of such process upon such person shall constitute personal service of such process upon such Borrower. EACH BORROWER HEREBY WAIVES ANY RIGHT

IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH BORROWER BY AGENT OR ANY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

     17. INTENTIONALLY OMITTED.

     18. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

     19. POWER OF ATTORNEY. Each Borrower acknowledges and agrees that its appointment of Agent as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

     20. WAIVER.

     (a) EACH BORROWER HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY SUCH BORROWER OR AGENT OR ANY LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN SUCH BORROWER AND AGENT OR ANY LENDER. IN NO EVENT SHALL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     (b) Each Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

     (c) EACH BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

     (d) Agent's or Lender's failure, at any time or times hereafter, to require strict performance by Borrowers of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Agent and Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent and Lenders of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Agent or Lenders in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Agent and Lenders unless such suspension or waiver is in writing, signed by a duly authorized officer of Agent and Lenders and directed to Borrowers specifying such suspension or waiver.

     21. INCOME TAXATION.

     (a) In the event that at any time (whether before or after payment of the ESOP Term Note of an Indemnitee) a Gross-Up Event shall occur with respect to such Indemnitee, CDS will pay to such Indemnitee in immediately available funds at the time or times specified in subparagraph (c) below:

     (i) an amount equal to the excess of

     (A) the amount of interest which would have been payable on the unpaid principal amount of such Indemnitee's interest in such Indemnitee's ESOP Term Note during the Additional Payment Period if such ESOP Term Note had borne interest at a rate per annum equal to the Lending Rate, over

     (B) the amount of interest actually paid or payable under the terms of such Indemnitee's ESOP Term Note during the Additional Payment Period; and

     (ii) the sum of

     (A) the amount of any interest and of any penalties, additions to tax and additional amounts payable under Chapter 68 of the Code (such penalties, additions to the tax and additional amounts being referred to as "Additions to Tax") which are deductible for federal income tax purposes and which are payable to the United States as a consequence of the failure to include more than fifty percent (50%) of the interest referred to in subparagraph (i)(B) above in the Federal Gross Income of such Indemnitee; and

     (B) an amount which, after giving effect to all taxes attributable to the inclusion of such amount in the gross income of such Indemnitee under the laws of any federal, state or local governmental or other taxing authority (such taxes to be calculated at the maximum statutory rate applicable to such Indemnitee, after taking into account deductions attributable to imposition of state and local taxes), shall be equal to the amount of any interest or Additions to Tax which are not deductible for federal income tax purposes and which are payable to the United States as a consequence of the failure to include more than fifty percent (50%) of the interest referred to in subparagraph (i)(B) above in the Federal Gross Income of such Indemnitee.

          (b) In the event that at any time (whether before or after payment of the ESOP Term Note of an Indemnitee) a Change of Law shall occur with respect to such Indemnitee, CDS will pay to such Indemnitee in immediately available funds at the time or subparagraph (c)(ii) an amount with respect to the applicable Supplemental Payment Period which, after giving effect to all taxes attributable to the inclusion of such amount in the gross income of such Indemnitee under the laws of any federal, state or local governmental or other taxing authority, shall be equal to any tax related to such Indemnitee's ESOP Term Note which arises (and for this purpose tax arises, among other events, as a result of a reduction in any Tax Allowance) solely as a result of such Change of Law (all such taxes to be calculated at the maximum statutory rate applicable to such Indemnitee after taking into account deductions attributable to the imposition of state and local taxes).

          (c) (i) Payments under subparagraph (a) attributable to the period for which interest on the ESOP Term Note of an Indemnitee has become due and payable shall be paid by CDS promptly on written demand by such Indemnitee, and payments under subparagraph (a) attributable to any subsequent period shall be payable on each date thereafter on which interest on the ESOP Term
     Note is due and payable.

          (ii) If CDS becomes obligated to make payments to an Indemnitee pursuant to subparagraph (b), such Indemnitee shall notify CDS (A) of the amount that is payable in respect of such portion of the Supplemental Payment Period as had elapsed prior to the date such notice is given, which sum shall be due and payable within thirty (30) days after the date of such notice, and (B) at least annually, of the amount that will be payable on such date or dates thereafter as set forth in such notice (each of which shall be at least thirty (30) days after the date of such notice). The computation of any amount payable under subparagraphs (a)(ii)(B) or (b) shall be made in good faith by such Indemnitee and delivered to CDS, and CDS shall have no right to examine the federal income tax returns or any other returns, documents or records of such Indemnitee with respect thereto.

          (iii) If CDS shall fall to pay any amount payable under subparagraphs
     (a) or (b) on the due date pursuant to this Paragraph, CDS shall also pay, to the extent lawful, interest on such unpaid amount at a rate per annum equal to the lesser of (A) the Maximum Lawful Rate and (B) the Lending Rate, from such date until each amount is paid.

          (d) (i) Each Indemnitee shall notify CDS in the event that it shall receive any inquiry from the Internal Revenue Service (including a revenue agent's report or notice of proposed adjustments) questioning the exemption from Federal Gross Income of the Statutory Exclusion of the interest accrued or received on its ESOP Term Note and shall provide CDS with all information available to such Indemnitee with respect to such inquiry. Each Indemnitee shall afford CDS an opportunity to discuss such inquiry with the Internal Revenue Service and to make any written submissions to the Internal Revenue Service which CDS deems desirable; provided, that if such Indemnitee shall, in good faith and in its sole discretion, determine that the commencement or continuance of any such discussions or submissions by CDS would extend the audit or review of such Indemnitee's federal income tax return for any taxable year beyond the period such audit or review would require but for the commencement or continuance of such discussion or submission then, upon receipt of notice by CDS from such Indemnitee to such effect, CDS shall have no further right to commence or continue such discussions or submissions, and such Indemnitee shall have the right to cause such audit or review to be closed.

          (ii) If any Indemnitee receives a notice of deficiency that allows the exclusion of less than the Statutory Exclusion of the interest on ESOP Term Note from Federal Gross Income and such Indemnitee determines in its sole discretion not to pay the deficiency, it shall promptly notify CDS of its determination and shall, at the request of CDS, file a petition in the Tax Court and permit CDS to control the conduct of the proceedings before the Tax Court insofar as it relates to the exclusion of less than the Statutory Exclusion of interest on such Indemnitee's ESOP Term Note in Federal Gross Income. Such Indemnitee shall have sole discretion to decide whether to prosecute an appeal from an adverse determination with respect to the exclusion of less than the Statutory Exclusion of the interest on such Indemnitee's ESOP Term Note from Federal Gross Income by the Tax Court or any court to which a Tax Court decision is appealed; provided, that in the event such Indemnitee shall determine to prosecute an appeal with respect to any other issue, then such Indemnitee shall at the request of CDS, also prosecute an appeal with respect to such adverse determination and shall permit CDS to control the conduct of the proceedings insofar as it relates to the exclusion of less than the Statutory Exclusion of the interest on such Indemnitee's ESOP Term Note from Federal Gross Income.

          (iii) If CDS shall make payment to any Indemnitee pursuant to subparagraph(a) hereof as a result of any event described in (i) or (ii) of the definition of Gross-Up Event in Paragraph 1(aa), then such Indemnitee shall, at the request of CDS, file a claim of refund with respect to the tax attributable to the exclusion of less than the Statutory Exclusion of the interest on such Indemnitee's ESOP Term Note from such Indemnitee's Federal Gross Income. If any such claim shall not be allowed by the Internal Revenue Service, such Indemnitee shall, at the request of CDS, promptly commence a suit for refund (in a forum chosen by such Indemnitee in its sole discretion). In the event of an adverse determination in such suit on the exclusion of less than the Statutory Exclusion of the interest on such Indemnitee's ESOP Term Note from Federal Gross Income, such Indemnitee shall have sole discretion to decide whether to prosecute an appeal from such adverse determination, except that, in the event
(A) the pleadings in the suit for refund do not involve any issue other than the exclusion of less than the Statutory Exclusion of the interest on such Indemnitee's ESOP Term Note from Federal Gross Income, or (B) the pleadings in the suit for refund involve one or more issues other than the exclusion of less than the Statutory Exclusion of the interest on such Indemnitee's ESOP Term Note from Federal Gross Income and such Indemnitee determines to prosecute an appeal with respect to any such other issue, then such Indemnitee shall, at the request of CDS, prosecute an appeal with respect to such adverse determination. Such Indemnitee shall permit CDS to control the conduct of proceedings insofar as it relates to the exclusion of less than the Statutory Exclusion of the interest on such Indemnitee's ESOP Term Note from Federal Gross Income.

          (iv) For all purposes of this subparagraph(d), the right of CDS to control any proceeding shall mean the right (subject to the approval of counsel for Indemnitee, which approval shall, taking into account the best interest of Indemnitee, the timeliness of any request made by CDS and all other relevant facts and circumstances, not be unreasonably withheld) to control the submission and content of documentation, protests, memoranda of fact and law and briefs, the conduct of oral arguments or presentations, the selection of witnesses and the negotiation of stipulations of facts, all as may be appropriate in proceedings before the Internal Revenue Service, the tax Court, Claims Court, a federal District Court or any court of appellate jurisdiction, as the case may be.

          (v) As a condition precedent to the exercise by CDS of the rights of contest granted to it under this subparagraph, CDS shall deliver to Indemnitee an opinion of counsel satisfactory to such Indemnitee to the effect that a meritorious claim exists with respect to the exemption of the Statutory Exclusion of the interest on such Indemnitee's ESOP Term Note from Federal Gross Income. In addition, CDS shall reimburse and hold harmless such Indemnitee on an after-tax basis for all costs, and expenses incurred in connection with any contest including, without limitation, all fees and disbursements of attorneys, accountants and expert witnesses.

     (e) If CDS shall make any payment to an Indemnitee pursuant to subparagraph
(a) and such Indemnitee shall thereafter, as a result of the exercise by CDS of the rights of contest granted to it under subparagraph (d), receive a refund or credit of tax pursuant to Section 6402 of the Code in respect of a claim that for a certain period no more than one hundred percent (100%) minus the Statutory Exclusion of the interest on such Indemnitee's ESOP Term Note was includable in its Federal Gross Income, such Indemnitee shall pay to CDS (i) an amount which bears the same proportion to the amount previously paid to such Indemnitee under subparagraph (a)(i) with respect to the Interest to which such claim related (the "Disputed Interest") as such refund or credit received (exclusive of interest) bears to the amount of tax paid by such Indemnitee with respect to such Disputed Interest and with respect to which amounts were paid to such Indemnitee under subparagraph (a)(i) (exclusive of interest), plus (ii) the amount of any refund or credit received (exclusive of interest) of Additions to Tax paid with respect to such Disputed Interest and which amount to such Indemnitee under subparagraph (a) (i), plus (iii) interest on the amounts described in (i) and (ii) above at a rate or rates equal to the rate or rates of interest, if any, received on such amounts.

     If CDS shall make any payment to an Indemnitee pursuant to subparagraph (b) and, if in the federal income tax return of such Indemnitee or after any adjustment of such return, the amount of the Tax Allowance or other amount by reference to which the amount of the supplemental payments is determined differs from the amount used to compute the amount of such payment, CDS promptly on written demand shall pay to such Indemnitee any additional amount computed pursuant to subparagraph (b), and Indemnitee shall refund to CDS any excess amount id pursuant to subparagraph (b) attributable to such differences.

     (f) If Indemnitee determines, in good faith after consultation with counsel, that there is a substantial likelihood for any reason whatsoever (including, without limitation, a Change of Law, issuance of temporary, proposed or final Treasury Regulation, issuance of an Internal Revenue Service ruling, a court decision or an actual or proposed prepayment) that it might be required to include more than fifty percent (50%) of the interest on such Indemnitee's ESOP Term Note in its Federal Gross Income, such Indemnitee shall be entitled to request a Qualifying Opinion of Counsel with respect to such interest for a period commencing with the date of issuance of such Indemnitee's ESOP Term Note or for any lesser period specified in such Indemnitee's request.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 3rd day of October, 1997.

C.D. SMITH DRUG COMPANY, as a
Borrower
By   /s/  Robert C. Farley
     ---------------------
Title     Chairman
          --------

GENERAL DRUG COMPANY, as a
Borrower
By   /s/ Robert C. Farley
     --------------------
Title     Chairman
          --------

SBS PHARMACEUTICALS, INC., as a
Borrower
By   /s/ Robert C. Farley
     --------------------
Title     Chairman
          --------

JAMES BRUDNICK COMPANY, INC., as a Borrower
By   /s/ Robert C. Farley
     --------------------
Title     Chairman
          --------

LASALLE BUSINESS CREDIT, INC., as Agent and a Lender
By   Catherine Saccani
     -----------------
Title     Vice President
          --------------

Maximum Loan Amount: $32,964,466.61
HELLER FINANCIAL, INC., as a Lender
By      Elizabeth Geannopulos
  ----------------------------------
Title     Vice President
          --------------

Maximum Loan Amount: $30,000,000

AMERICAN NATIONAL BANK &
 TRUST COMPANY OF CHICAGO, as a
 Lender

By  /s/  M. Martha Gaskin
  ----------------------------------
Title  Vice President
       --------------

Maximum Loan Amount: $30,000,000

                        EXHIBIT A - SPECIAL PROVISIONS

     Attached to and made a part of that certain Loan and Security Agreement of even date herewith ("Agreement") among LASALLE BUSINESS CREDIT, INC., a Delaware corporation (in its individual capacity, ("LaSalle"), for itself, as a Lender, and as Agent for all Lenders that are now or hereafter parties to this Agreement, HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "Heller"), as a Lender, AMERICAN NATIONAL BANK & TRUST COMPANY OF CHICAGO, a national banking association (in its individual capacity, "ANB"), as a Lender, C.D. SMITH DRUG COMPANY, a Missouri corporation ("CDS"), as a Borrower, GENERAL DRUG COMPANY, an Illinois corporation ("GDC"), as a Borrower, SBS PHARMACEUTICALS, INC., a Delaware corporation ("SBS"), as a Borrower, and JAMES BRUDNICK COMPANY, INC., a Delaware corporation ("JBC"), as a Borrower.

CREDIT TERMS
------------

1. LOAN LIMIT: Each Lender, severally and not jointly, agrees to make its Pro Rata Share of such Loans to each Borrower as such Borrower shall request from time to time, in accordance with the terms and conditions hereof and in the Agreement up to the sum of the following sublimits (the "Loan Limit"):

     (a) Up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) of such Borrower's Eligible Accounts; plus

     (b) Up to seventy percent (70%) of the lower of the cost or market value (on a FIFO basis) of such Borrower's Eligible Inventory consisting of finished goods (provided, that during the period commencing on the date hereof and ending October 1, 1998, in addition to the foregoing, up to an additional five percent (5%) (the "Additional Inventory Advance Rate") of the lower of cost or market value (on an FIFO basis) of such Borrower's Eligible Inventory consisting of finished goods; provided, further, that the Additional Inventory Advance Rate shall reduce by one (1) percentage point on the first day of each month commencing May 1, 1998 until reduced to zero); plus

     (c) (i) a term loan in the original principal amount of Four Hundred Sixty-Four Thousand Four Hundred Sixty-Six and 61/100 Dollars ($464,466.61), amortized over a period of forty-eighty (48) months at Twelve Thousand Eighty-Nine and 33/100 Dollars ($12,089.33) per month plus a final payment of all remaining amounts due. The term loan shall be evidenced by, and repayable in accordance with, the ESOP Term Notes; plus

          (ii) a term loan in the original principal amount of One Million Dollars ($1,000,000), amortized over a period of sixty (60) months at Sixteen Thousand Six Hundred Sixty-Seven Dollars ($16,667) per month plus a final payment of all remaining amounts due. The term loan shall be evidenced by, and repayable in accordance with, the Equipment Term Notes; plus

          (iii) a term loan in the original principal amount of Nine Hundred Thousand Dollars ($900,000), amortized over a period of one hundred eighty (180) months at Five Thousand Dollars ($5,000) per month plus a final payment of all remaining amounts due and a term loan in the original principal amount of Six Hundred Thousand Dollars ($600,000), amortized over a period of one hundred eighty (180) months at Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($3,333.33) per month plus a final payment of all remaining amounts due. The term loans shall be evidenced by, and repayable in accordance with, the Real Estate Term Notes; minus

     (d) Such reserves as Agent elects, in its sole discretion, to establish from time to time including, without limitation, a reserve for outstanding principal amount of the ESOP Term Note;

provided, that (i) the aggregate outstanding Loans to Borrowers advanced pursuant to Paragraphs (1)(a) and (1)(b) hereof shall not exceed at any time an amount equal to Ninety Million Dollars ($90,000,000), (ii) the aggregate outstanding Loans to Borrowers advanced pursuant to Paragraph (1)(b) hereof shall not exceed at any time an amount equal to Seventy Million Dollars ($70,000,000), (iii) the aggregate outstanding Loans to Borrowers advanced pursuant to the proviso in Paragraph (1)(b) shall not exceed at any time an amount equal to Four Million Dollars ($4,000,000), (iv) the Loans advanced pursuant to Paragraphs (1)(c) of this Exhibit A shall only be advanced to CDS (except the term loan in the original principal amount of Six Hundred Thousand Dollars ($600,000) described in paragraph (1)(c)(iii) which shall be advanced to
GDC), (iv) the aggregate outstanding Loans to any Borrower (other than CDS and
GDC) shall not exceed the borrowing availability of such Borrower under Paragraphs (1)(a) and (1)(b), the aggregate outstanding loans to GDC shall not exceed the borrowing availability of GDC under Paragraphs 1(a) and 1(b) and the term loan to GDC described in Paragraph (1)(c)(iii) and the aggregate outstanding Loans to CDS shall not exceed the borrowing availability of CDS under Paragraphs (1)(a) and (1)(b) and the term loan to CDS described in Paragraph (1)(c)(iii) and (v) the aggregate outstanding Loans and Letters of Credit to Borrowers shall in no event exceed Ninety-Two Million Nine Hundred Sixty-Four Thousand Four Hundred Sixty-Six and 61/100 Dollars ($92,964,466.61) (the "Maximum Loan Limit").

2.   LETTERS OF CREDIT:

     (a) Subject to the terms and conditions of this Agreement, including this Exhibit A and the Other Agreements, during the Original Term or any Renewal Term, Agent may, in its sole discretion, from time to time, request that L/C Bank issue, upon a Borrower's request, documentary and standby letters of credit for the account of such Borrower, provided that the aggregate undrawn face amount of all such Letters of Credit issued on behalf of all Borrowers shall at no time exceed Five Million Dollars ($5,000,000). The undrawn face amount of each outstanding standby Letter of Credit for the account of a Borrower shall automatically reduce, dollar for dollar, the amount which such Borrower may borrow based upon the Loan Limit and the undrawn face amount of each outstanding documentary Letter of Credit for the account of a Borrower shall automatically reduce, by an amount equal to thirty percent (30%) of such Letter of Credit, the amount which such Borrower may borrow based upon the Loan Limit. Payments made by Agent or Lenders to any Person on account of any Letter of Credit shall constitute Loans hereunder. At no time shall the aggregate of direct Loans by Agent and Lenders to Borrowers plus the contingent liability of Lenders under the outstanding Letters of Credit be in excess of the Loan Limit.

     (b) Each Borrower agrees to pay to the L/C Bank, on demand by the L/C Bank, the L/C Bank's normal and customary administrative charges in effect, from time to time, for issuing and administering any Letters of Credit for the account of such Borrower and if not so paid each Lender shall, without regard to any other provision of this Agreement or any of the Other Agreements, any defense that a Borrower may have to its obligation to pay the L/C Bank in connection with such charges or any defense any Lender may have in connection with the participation described in subsection (d) below in connection with any Letter of Credit, pay the Issuing Bank for such Lender's Pro Rata Share of such charges, and any payments so made by Lenders to Issuing Bank shall be deemed to be Loans. Each Borrower further agrees to pay Agent, for the benefit of Lenders, a letter of credit fee equal to one percent (1%) per annum of the daily average of the aggregate undrawn face amount of the outstanding Letters of Credit for the account of such Borrower which letter of credit fee shall be paid to Agent monthly in arrears on each date that interest is due hereunder (but in no event shall the letter of credit fee applicable to any Letter of Credit be less than One Hundred Fifty Dollars ($150)).

     (c) Each Borrower agrees to reimburse the L/C Bank, on demand by the L/C Bank, for each payment made by the L/C Bank under or pursuant to any Letter of Credit for the account of such Borrower and, if not so reimbursed, each Lender shall, without regard to any other provision of this Agreement or any of the Other Agreements, any defense that Borrower may have to its obligation to reimburse the L/C Bank in connection with such payment or any defense any Lender may have in connection with such payment or any defense any Lender may have in connection with the participation described in subsection (d) below in connection with any Letter of Credit, reimburse the Issuing Bank for such Lender's Pro Rata Share of such payment, and any payments so made by Lenders to Issuing Bank shall be deemed to be Loans. Agent may provide for the payment of any reimbursement obligations and any interest accrued thereon by advancing the amount thereof to the L/C Bank on behalf of the applicable Borrower as a Loan.

     (d) Immediately upon the issuance of a Letter of Credit in accordance with this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Pro Rata Share (including, without limitation, all obligations of Borrowers with respect thereto). Each Borrower hereby indemnifies Agent and each Lender against any and all liability and expense it may incur in connection with any Letter of Credit for the account of such Borrower and agrees to reimburse Agent and Lenders for any payment made by Agent or Lenders to the L/C Bank, except for any liability incurred or payment made as a result of Agent's or Lenders' gross negligence or willful misconduct.

3.   INTENTIONALLY OMITTED.

4. INTEREST RATES: Subject to the terms and conditions set forth below, the Loans made pursuant to Paragraph (1)(c)(i) of this Exhibit A shall bear interest at the publicly announced prime rate of LaSalle National Bank of Chicago, Illinois ("Bank") (which is not intended to be Bank's lowest or most favorable rate in effect at any time) (the "Prime Rate") in effect from time to time minus one-half of one percent (0.5%), and the Loans made pursuant to Paragraph 1(a), (b), (c)(ii) and (c)(iii)) shall bear interest at the per annual rate of interest set forth in subsection (a) or (b) below:

     (a) The Prime Rate in effect from time to time, payable on the last Business Day of each month in arrears.

     (b) The "Applicable Margin" (as defined below), in effect at such time, in excess of the per annum rate of interest at which U.S. dollar deposits of an amount comparable to the amount of the Loans and for a period equal to the relevant Interest Period (as hereinafter defined) are offered generally to Agent (rounded upward necessary to the nearest 1/16 of 1.00%) in the London Interbank Eurodollar market at 11:00 a.m. (London time) two (2) Business Days prior to the commencement of each Interest Period ("LIBOR"), such rate to remain fixed for such Interest Period. "Interest Period" shall mean any continuous period of thirty
          (30), sixty (60) or ninety (90) days, as selected from time to time by a Borrower by irrevocable notice (in writing, by telex, telegram or cable) given to Agent before 12:00 noon, Chicago time, not less than three (3) Business Days prior to the first day of each respective Interest Period (any notice received by Agent after 12:00 noon, Chicago time, will be deemed received on the immediately succeeding Business Day) commencing on the date hereof, provided, that: (i) each such period occurring after such initial period shall commence on the day on which the Immediately preceding period expires; (ii) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any Renewal Term; and (iii) if for any reason a Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans. "Applicable Margin" shall initially mean one hundred seventy-five (175) basis points; provided, that the Applicable Margin shall be reduced to one hundred fifty (150) basis points (i) if an IPO is consummated, or (ii) following Agent's receipt of CDS's financial statements for any twelve (12) month period ending on or after September 30, 1998, which demonstrate that CDS's consolidated net income and cash flow exceed its budgeted consolidated net income and cash flow for such period calculated in a manner acceptable to Agent and pursuant to budgets approved by Agent. In the event such financial statements are not audited and such financial statements are subsequently adjusted such that CDS's consolidated net income and cash flow do not exceed budgeted consolidated net income and cash flow, Applicable Margin shall be increased to one hundred seventy-five (175) basis points.

          Interest on LIBOR Rate Loans shall be payable monthly in arrears the last Business Day of each month. After Agent receives a notice from a Borrower of the conversion or continuation of any LIBOR Rate Loan, Agent shall provide a copy of such notice to each Lender before 3:00 p.m., Chicago time, on the date such notice is deemed given to Agent.

          The rate of interest with respect to Prime Rate Loans increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.

          Upon the occurrence of an Event of Default, and the continuance thereof, each Loan shall bear interest at the rate of two percent (2%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated upon the basis of a 360-day year, for the actual number of days elapsed.

5.   FEES AND CHARGES:

     (a) Closing Fee: A closing fee, payable on the effective date of the Loans herein, in the amount of one-half percent (0.5%) of the Maximum Loan Limit.

     (b) Unused Line Fee: An unused line fee of one-fifth of one percent (0.2%) per annum (computed on the basis of a year of three hundred sixty
          (360) days for the actual number of days elapsed) of the amount by which the Maximum Loan Limit exceeds the average monthly balance of the Loans and face amount of outstanding Letters of Credit, payable monthly in arrears, on the first day of each month.

     (c) Agency Fee: An agency fee equal to Ten Thousand Dollars ($10,000) per month, payable solely to Agent monthly in arrears on the first day of each month.

     (d) Prepayment Fee: Notwithstanding the provisions of Paragraph 9 of the Agreement, if Borrowers elect to terminate this Agreement prior to the termination date hereof, Borrowers shall pay to Agent, for the benefit of Lenders, a prepayment fee equal to: (i) three percent (3%) of the Maximum Loan Limit if this Agreement is terminated during the first year of the Original Term; and (ii) two percent (2%) of the Maximum Loan Limit if this Agreement is terminated during the second year of the Loan Agreement; and (iii) one percent (1%) of the Maximum Loan Limit if this Agreement is terminated during the third year of the Original Term or during any Renewal Term; provided, that if pre-payment is the result of an IPO and Borrowers do not obtain a secured credit facility on or before October 3, 2000, no prepayment fee shall be payable; provided, further, that if the prepayment is the result of an IPO and in connection therewith Borrowers obtain a secured credit facility (except for a secured credit facility from all the then current Lenders in accordance With their then Pro Rata Shares). the fee shall be one-half of one percent (0.5%) of the Maximum Loan Limit.

6. ENVIRONMENTAL AUDITS: Agent and Lenders rights under Paragraph 11(d) of the Agreement shall include, without limitation, the night to cause environmental audits of a Borrower's properties to be conducted from time to time by environmental auditors satisfactory to Agent in its sole reasonable judgment.

7. RESTRICTION ON MANAGEMENT FEES AND OTHER COMPENSATION: In addition to the restrictions contained in Paragraph 11(1) of the Agreement, no Borrower shall (i) pay any management or consulting fees to any Persons, except for consulting fees in the aggregate of One Hundred Fifty Thousand Dollars ($150,000) per annum, or make any loan to any Person (except travel advances made to employees in the ordinary course of business and loans to employees not exceeding Seventy-Five Thousand Dollars ($75,000) in the cumulative aggregate during the Original or any Renewal Term), (ii) pay compensation to any employees covered by the Employment Agreements in excess of the compensation set forth in such Employment Agreements as in effect on the date hereof, subject to review of employment agreements, or
     (iii) pay annual compensation, whether as salary or otherwise (except for incentive compensation), to directors or officers of Borrowers (other than those officers and directors covered by the Employment Agreements) in excess of one hundred twenty percent (120%) of the aggregate compensation in effect for those Persons on the date of this Agreement; provided, that no incentive compensation for such officers and directors, whether in the form of bonuses or otherwise, shall be granted without the prior written approval of Requisite Lenders.

8. CHECKING ACCOUNT PROVISIONS: CDS shall maintain its general checking account with Bank. Normal charges shall be assessed thereon. Although no compensating balance is required, CDS must keep monthly balances in order to merit earnings credits which will cover Bank's service charges for demand deposit account activities. The other Borrowers shall maintain banking relations with financial institutions acceptable to Agent.

9. NET WORTH: Notwithstanding the provisions of Paragraph 11(o) of the Agreement, Borrowers shall maintain at all times a minimum Net Worth (calculated on a FIFO basis) equal to the greater of (A) ninety percent (90%) of Net Worth as of the date hereof (after giving effect to the Acquisition) and (B) Fourteen Million Dollars ($14,000,000), such greater amount to be increased, effective as of the close of each fiscal quarter of CDS, by an amount equal to fifty percent (50%) of CDS's consolidated net after tax fiscal year-to-date profit (but not decreased for losses) for the fiscal period (i.e. quarter, half-year) then ending.

10. INTEREST COVERAGE RATIO: Borrowers shall maintain an Interest Coverage Ratio of not less than 1.50 to 1.00 measured for the twelve (12) month period ending on the last day of each fiscal quarter, beginning with the fiscal quarter ending February 28, 1998 (provided, that for the fiscal quarters ending February 28, 1998, May 31, 1998, and August 31, 1998, Interest Coverage Ratio shall be calculated for the period commencing December 1, 1997 and ending on the last day of such fiscal quarter). For purposes of this Paragraph, the aggregate annual amount of all ESOP contribution expenses shall be excluded from the calculation for every fiscal quarter.

11. DEBT SERVICE COVERAGE RATIO: Borrowers shall maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.00 measured for the twelve (12) month period ending on the last day of each fiscal quarter, beginning with the fiscal quarter ending February 28, 1998 (provided, that for the fiscal quarters ending February 28, 1998, May 31, 1998, and August 31, 1998, Debt Service Coverage Ratio shall be calculated for the period commencing December 1, 1997 and ending on the last day of such fiscal quarter). For purposes of this Paragraph, the aggregate annual amount of all ESOP contribution expenses shall be excluded from the calculation for every fiscal quarter.

12.  ACQUISITION REPRESENTATION

     (a) The Acquisition Agreement has been duly executed and delivered by the parties thereto and the transactions contemplated thereunder have been consummated in accordance with the terms thereof and all applicable law. CDS has acquired and has good and marketable title to the Partnership Interests (as defined in the Acquisition Agreement), free and clear of all liens. Upon acquisition of the Partnership Interests by CDS, the Partnership (as defined in the Acquisition Agreement) has been dissolved and CDS has good and marketable title to the Shares (as defined in the Acquisition Agreement), free and clear of all liens. All conditions precedent set forth in the Acquisition Agreement have been satisfied or waived (but if waived by CDS, CDS has disclosed such waiver in writing to Agent).

     (b) All actions and proceedings required by the Acquisition Agreement and applicable law (including compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken.

     (c) No governmental authority has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Acquisition Agreement and no governmental or other action or proceeding has been commenced or, to the best knowledge of CDS, threatened, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Acquisition Agreement.

13. CAPITAL EXPENDITURES: Borrowers shall not make Capital Expenditures in excess of Six Hundred Thousand Dollars ($600,000) for the period from October 1, 1997 through February 28, 1998 or in excess of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) in any fiscal year starting with CDS's 1999 fiscal year which begins on March 1, 1998.

14. OWNERSHIP: The ESOP and Robert C. Farley shall at all times individually own, on a fully diluted basis, not less than sixty percent (60%) and three and 15/100ths percent (3.15%), respectively, of the outstanding capital stock (or any other equity securities) of CDS, which percentage, in the case of the ESOP, shall be automatically reduced in accordance with any purchase, retirement or redemption of such stock out of the ESOP by any participant or beneficiary in accordance with the terms of the ESOP or applicable law.

CONDITIONS TO CLOSING
---------------------

15. ADDITIONAL CONDITIONS TO CLOSING: Agent and Lenders shall be under no obligation to consummate the transactions contemplated by this Agreement until each of the conditions listed in this Paragraph 15 has been satisfied. Whenever a condition contained herein requires delivery of an agreement or other document to Agent and Lenders, each such agreement or other document shall be in form and substance satisfactory to Agent and Lenders in their sole discretion.

     (a) Securities and Promissory Note as Collateral: CDS shall collaterally assign to Agent (i) no less than forty-two thousand six hundred twenty (42,620) shares of common stock of CDS pledged to CDS by C.D. Smith Drug Company Employee Stock Ownership Plan and Trust (the "ESOP") pursuant to a Third Amended and Restated Security Agreement between CDS and the ESOP dated October 3, 1997, (ii) the Third Amended and Restated Promissory Note from the ESOP to CDS dated October 3, 1997, in the original principal amount of Four Hundred Sixty-four Thousand Four Hundred Sixty-Six 61/100 Dollars ($464,466.61), (iii) the

          Third Amended and Restated Security Agreement between CDS and the ESOP dated October 3, 1997, and (iv) the Third Amended and Restated Secured Credit Agreement between CDS and the ESOP dated October 3, 1997, and shall cause to be executed and delivered to Agent such documents as Agent shall require to effectuate such assignment including, but not limited to, a collateral assignment agreement together with all certificates evidencing the securities so pledged and stock powers relative thereto, executed in blank, and the original of the Third Amended and Restated Promissory Note.

     (b) Guaranty: Each Borrower shall cause to be executed in favor of Agent and delivered to Agent its Continuing Unconditional Guaranty of any and all indebtedness of the other Borrowers to Agent and Lenders.

     (c) Excess Availability: Borrowers shall have availability Pursuant to Paragraph 1 of this Exhibit A which at the time of disbursement of the Loans exceeds by at least Ten Million Dollars ($10,000,000) the amount of the initial disbursement of such Loans, deeming all debts of Borrower current on a pro forma basis.

     (d) Attorney's Opinion Letter: Borrowers shall cause to be executed and delivered to Agent an Attorney's Opinion Letter concerning, among other things, the authorization for, validity of and authenticity of documents memorializing, the financing transaction the subject hereof.

     (e) Insurance Binders: Borrowers shall provide Agent with originals or certified copies of either the insurance policies covering the Collateral, as set forth in Section 11 (e) of the Agreement, or binders for same.

     (f) Missouri Real Property as Collateral: As additional security for the payment of all Loans now or in the future made by Lenders to Borrowers and for the payment or other satisfaction of all other Liabilities, CDS shall convey, mortgage, assign, transfer and pledge to Agent, for the benefit of Agent and Lenders, that certain real property commonly known as 3907 South 48th Terrace, St. Joseph Missouri 64503 ("Missouri Property"). In connection therewith, CDS shall execute such documentation with respect to each parcel as Agent, in its sole discretion, deems necessary, including, without limitation, a Deed of Trust or similar instrument. CDS shall also provide Agent with a copy of all leases, if any, relative to said Missouri Property. Borrower shall furnish Agent (i) a current ALTA survey of the Missouri Property and certified to both Agent on behalf of Lenders and the title insurance company, setting forth: (a) all easements, nights of way and other encumbrances and matters of record affecting or appurtenant to the Missouri Property; (b) the established building line(s) and side yard line(s), if any; (c) the line of the street or streets abutting the Missouri Property or any portion thereof; (d) any and all encroachments (and the extent thereof in feet and inches) upon the Missouri Property or any easement appurtenant thereto; (e) all improvements on the Missouri

          Property; and (f) the area of the Missouri Property; and (ii) a commitment for an ALTA Mortgagee's Policy of Title Insurance (the "Title Policy") issued by a title insurance company acceptable to Agent and Lenders (the "Title Company") in such amount and with such exceptions and endorsements as Agent deems proper in its sole discretion. CDS shall furnish evidence satisfactory to Agent that the Missouri Property is not located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards, or if it is located, furnish satisfactory evidence that flood insurance is in effect.

     (g) Illinois Real Property as Collateral: As additional security for the payment of all Loans now or in the future made by Lenders to Borrowers and for the payment or other satisfaction of all other Liabilities, GDC and CDS shall convey, mortgage, assign, transfer and pledge to Agent, for the benefit of Agent and Lenders, that certain real property commonly known as 200 North Fairfield, Chicago, Illinois 60612 and 223 California, Chicago, Illinois 60612 ("Illinois Property"). In connection therewith, GDC and CDS shall execute such documentation with respect to each parcel as Agent, in its sole discretion, deems necessary, including, without limitation, a Mortgage or similar instrument. GDC and CDS shall also send the Agent with a copy of all leases, if any, relative to said Illinois Property. Borrower shall furnish Agent (i) a current ALTA survey of the Illinois Property and certified to both Agent on behalf of Lenders and the title insurance company, setting forth: (a) all easements, rights of way and other encumbrances and matters of record affecting or appurtenant to the Illinois Property; (b) the established building line(s) and side yard line(s), if any; (c) the line of the street or streets abutting the Illinois Property or any portion thereof; (d) any and all encroachments (and the extent thereof in feet and inches) upon the Illinois Property or any easement appurtenant thereto; (e) all improvements on the Illinois Property; and (f) the area of the Illinois Property; and (ii) a commitment for an ALTA Mortgagee's Policy of Title Insurance (the "Title Policy") issued by a title insurance company acceptable to Agent and Lenders (the "Title Company") in such amount and with such exceptions and endorsements as Agent deems proper in its sole discretion. GDC and CDS shall furnish evidence satisfactory to Agent that the Illinois Property is not located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards, or if it is located, furnish satisfactory evidence that flood insurance is in effect.

     (h) Landlord's Agreements. Borrowers shall cause to be executed and delivered to Agent a Landlord's Agreement from each lessor of property set forth on Exhibit B, which landlord's Agreements shall include a copy of the relevant lease.

     (i) Subordination Agreement. CDS shall cause its indebtedness to Churchill to be subordinated to the indebtedness of CDS to Agent and Lenders on terms acceptable to Agent and Lenders in their sole discretion and shall cause such subordinated debtholder to execute and deliver to Agent a Subordination Agreement.

     (j) Acquisition: The Acquisition shall have been consummated in accordance with the Acquisition Agreement and applicable law.

     (k) Real Estate Appraisals: Agent shall have received new appraisal reports for the Missouri Real Property and Illinois Real Property based on acceptable evaluation methods and prepared by appraisers acceptable to Agent, which are sufficient to the Loan describe in Paragraph (1)(c)(iii) above.

     (l) Subordinated Debt: CDS shall have received a minimum of $12,000,000 of subordinated debt on terms and conditions acceptable to Agent and Lenders.

     (m) Environmental Report. Agent shall have received satisfactory results of an updated environmental audit on all real estate owned by Borrowers, conducted by an engineering firm acceptable to Agent.

     (n) Stock Pledge. Each of CDS and GDC shall cause to be executed in favor of Agent and delivered to Agent its Stock Pledge Agreement with respect to the capital stock of the other Borrowers.

     (o) Commitment Letter: All the conditions precedent set forth In the commitment letter dated August 26, 1997 shall have been satisfied or waived in a manner satisfactory to Agent.

16.  OTHER LIBOR PROVISIONS:

     (a) Subject to the provisions of this Agreement, each Borrower shall have the option (i) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods, (ii) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (iii) as of the last day of any Interest Period, to convert all of any portion of the LIBOR Rate Loans to Prime Rate Loans; and (iv) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be continued as or converted to LIBOR Rate Loans, if the continuation or conversion thereof would violate the provisions of Paragraphs (16)(b) and (16)(c) of this Exhibit A or if an Event of Default has occurred and is continuing.

     (b) Agent's determination of LIBOR as provided above shall be conclusive, absent manifest error. Furthermore, if Agent or any Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that
          (i) U.S. dollar deposits of sufficient amount and maturity for funding the Loan are not available to Agent or any Lender in the London Interbank Eurodollar market in the ordinary course of business, or
          (ii) by
     reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by a Borrower to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in Paragraph
     (4)(b) of this Exhibit A shall not represent the effective pricing to Lenders for U.S. dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Agent shall promptly notify such Borrower (after Agent is notified by any such Lender), and (x) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and (y) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

(c) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Agent, any Lender or their respective lending offices (a "Regulatory Change"), shall, in the opinion of counsel to Agent or any Lender, make it unlawful for Agent or any Lender to make or maintain LIBOR Rate Loans, then Agent shall promptly notify each Borrower and (i) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law and (ii) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

(d) If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by a Borrower in its request (other than as a result of a default by a Lender), Borrowers agree to indemnify Agents and Lenders against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Agents and Lenders as a result of such prepayment.

(e) If any Regulatory Change (whether or not having the force of law) shall (i) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, Agent or any Lender; (ii) subject Agent or any Lender or the LIBOR Rate Loans to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to Agent or any Lender of principal or interest due from Borrower to Agent and Lenders hereunder (other than a change in the taxation of the overall net income of Agent or any Lender); or (iii) impose on Agent or any Lender any other condition regarding the LIBOR Rate Loans or Agent's or any Lender's funding thereof, and Agent or any Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Agent or such Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by the Agent or such Lender hereunder, then Borrowers shall pay to Agent or such Lender hereunder, on demand, such additional amount as Agent and Lenders shall, from time to time, determine are sufficient to compensate and indemnify Agent and Lenders from such increased cost or reduced amount.

     (f) Each request for LIBOR Rate Loans shall be in an amount not less than One Million Dollars ($1,000,000), and in integral multiples of Five Hundred Thousand Dollars ($500,000) thereafter.

     (g)  No more than five (5) LIBOR Rate Loans may be outstanding at any time.

     (h) Unless otherwise specified by a Borrower, a Loans shall be Prime Rate Loans.

17. SETTLEMENTS, DISTRIBUTIONS AND APPORTIONMENT OF PAYMENTS: On a weekly basis (or more frequently if requested by Agent) (a "Settlement Date"), Agent shall provide each Lender with a statement of the outstanding balance of the Liabilities as of the end of the Business Day preceding the Settlement Date (the "Pre-Settlement Determination Date") and the current balance of the Loans funded by each Lender (whether made directly by such Lender to a Borrower or constituting a settlement by such Lender of a previous Disproportionate Advance made by Agent on behalf of such Lender to a Borrower). If such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date exceeds such Lender's Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then Agent shall, one (1) Business Day after the Settlement Date, transfer, by wire transfer, the net amount due to such Lender in accordance with such Lender's instructions, and if such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date is less than such Lender's Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then such Lender shall, one (1) Business Day after the Settlement Date, transfer, by wire transfer the net amount due to Agent in accordance with Agent's instructions. In addition, payments actually received by Agent With respect to the following items shall be distributed by Agent to Lenders as follows;

(a) On the Business Day of receipt thereof by Agent, payments to be applied to interest on the Loans shall be paid to each Lender in proportion to its Pro Rata Share, subject to any adjustments for any Disproportionate Advance as provided in Paragraph 2 of the Agreement so that Agent shall receive interest on the Disproportionate Advances and Lenders shall only receive interest on the amount of funds actually advanced by such Lender;

(b) On the Business Day of receipt thereof by Agent, payments to be applied to the prepayment fee as provided in Paragraph 9 of the Agreement shall be paid to each Lender in proportion to its Pro Rata Share; and

     (c) On the Business Day of receipt thereof by Agent, payments to be applied to the Letter of Credit fee set as provided in Paragraph
          (2)(b) of this Exhibit A shall be paid to each Lender in proportion to its Pro Rata Share.

18.  AGENT:

     (a)  Appointment of Agent:

          (i) Each Lender hereby designates LaSalle as Agent to act as herein specified. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Except as otherwise provided herein, Agent shall hold all Collateral and all payments of principal, Interest fees, charges and expenses received pursuant to this Agreement or any of the Other Agreements for the benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees.

          (ii) The provisions of this Paragraph (18) are solely for the benefit of Agent and Lenders, and no Borrower nor any other Obligor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust With or for any Obligor.

     (b) Nature of Duties of Agent: Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement expressed or implied, is intended to or she be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

     (c)  Lack of Reliance on Agent

          (i) Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (A) its own independent investigation of the financial or other condition and affairs of

               Agent, each Obligor and any other Lender in connection with the taking or not taking of any action in connection herewith and (B) its own appraisal of the creditworthiness of Agent, each Obligor and any other Lender, and, except as expressly provided in this Agreement, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

          (ii) Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or any notes or the financial or other condition of any Obligor. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the notes, or the financial condition of any Obligor, or the existence or possible existence of any Default or Event of Default unless specifically requested to do so in writing by any Lender.

     (d) Certain Rights of Agent: Agent shall have the night to request instructions from the Requisite Lenders or all Lenders, as applicable pursuant to Paragraph 21 of this Exhibit A, by notice to each Lender. If Agent shall request instructions from the Requisite Lenders or all Lenders, as applicable, with respect to any act or action (including the failure to act) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Requisite Lenders or all Lenders, as applicable, and Agent shall not incur liability to any Person by reason of so refraining. If Agent desires to take action which requires the consent of all Lenders and requests instructions from a Lender and within ten (10) days of such request a Lender does not provide instructions objecting to such action, such Lender shall be deemed to not prove to have consented to such action. If such Lender objects to such action within such ten (10) day period, Agent may (but shall not be obligated to) purchase (without the consent of Borrowers or any Lender) such Lender's interest hereunder within ten (10) days of such objection for a purchase price equal to such Lender's Pro Rata Share of the Liabilities. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of the Requisite Lenders or all Lenders, as applicable.

     (e) Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with legal counsel (including counsel for any Borrower with respect to matters concerning such Borrower), independent public accountants and other experts reasonably selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     (f) Indemnification of Agent: To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent, in proportion to its Pro Rata Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

     (g) Agent in its Individual Capacity: With respect to the Loans made by it pursuant hereto, Agent shall have the same rights and powers hereunder as any other Lender or holder of a note or participation interest and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisor or other business with any Borrower or any Affiliate of any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders, to the extent such activities are not in contravention of the terms of this Agreement.

     (h) Holders of Notes: Agent may deem and treat the payee of any promissory note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any promissory note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such promissory note or of any promissory note or notes issued in exchange therefor.

     (i)  Successor Agent

          (i) Agent may, upon five (5) Business Days' notice to Lenders and Borrowers, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Paragraph (18)(i) by giving written notice thereof to Lenders and Borrowers. Upon any such resignation, the Lenders shall have the right, upon five (5) days' notice, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice, the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000).

          (ii) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Paragraph (18) she inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     (j)  Collateral Matters:

          (i) Each Lender authorizes and directs Agent to enter into the Other Agreements for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Other Agreements, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Other Agreements which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Other Agreements.

          (ii) Agent will not, without the consent of all Lenders, which consent shall (a) be in writing and (b) not be unreasonably withheld, execute any release of Agent's security interest in any Collateral except for releases relating to dispositions of Collateral (x) permitted by this Agreement and (y) in connection with the repayment in full of all of the Liabilities by Borrowers and the termination of all obligations of Agent and Lenders under this

                Agreement and the Other Agreements; provided, that Agent shall not be required to execute any such release on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty. In the event of any sale or transfer of any of the Collateral, Agent shall be authorized to deduct all of the expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

          (iii) Lenders hereby agree that the lien granted to Agent in any property sold or disposed of in accordance with the provisions of Paragraph 6 of the Agreement shall be automatically released; provided, however that Agent's lien shall attach to and continue for the benefit of Agent and Lenders in the proceeds and products of such property arising from any such sale or disposition.

          (iv)  To the extent, pursuant to the provisions of this Paragraph
                (18)(iv), Agent's execution of a release is required to release its lien upon any sale and transfer of Collateral which is consented to in writing by the Requisite Lenders or all Lenders, as applicable, and upon at least five (5) Business Days' prior written request by a Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred.

          (v) Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by a Borrower or any other Obligor or is cared for, protected or insured or that the liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Paragraph (18) or in any of the Other Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

     (k) Actions with Respect to Defaults: In addition to Agent's right to take actions on its own accord as permitted under this Agreement, Agent shall take such action with respect to an Event of Default as shall be directed by the Requisite Lenders or all Lenders, as applicable pursuant to Paragraph 21 of this Exhibit A; provided, that until Agent she have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of Lenders.

     (l) Delivery of Information: Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from any Borrower or any other Obligor, the Requisite Lenders, any Lender or any other Person under or in connection with this Agreement or any Other Agreement except (i) as specifically provided in this Agreement or any Other Agreement, (ii) Agent shall deliver to Lenders within five (5) days of receipt thereof from Borrower the reports referred to in Paragraph 8 of the Agreement (except those reports to be delivered on a daily basis which shall only be delivered to a Lender at its request), and (iii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

     (m) Demand: Agent shall make demand for repayment by Borrowers of all Liabilities owing by Borrowers hereunder, after the occurrence of an Event of Default, upon the written request of the Requisite Lenders. Agent shall make such demand in such manner as it deems appropriate, in its sole discretion, to effectuate the request of the Requisite Lenders. Nothing contained herein shall limit the discretion of Agent to make or not make Loans hereunder, to take reserves, to deem certain Accounts and Inventory ineligible, or to exercise any other discretion granted to Agent in this Agreement.

19.  ASSIGNABILITY:

     (a) No Borrower shall have the right to assign this Agreement or any interest therein except with the prior written consent of Agent and all Lenders.

     (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to Borrowers. Except as provided in the immediately preceding sentence, no Lender may assign its Loans without the consent of Agent and Borrowers. In connection with a permitted assignment, the assignor and assignee shall execute an Assignment and Acceptance Agreement in the form of Exhibit D.

     (c) Each Lender may sell participations (without the consent of Agent, Borrowers or any other Lender) to one or more parties, in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Maximum Loan Amount or the Loans owing to it); provided, that (i) such

          Lender's obligations under this Agreement (including, without limitation, its Maximum Loan Amount hereunder) shall remain unchanged,
          (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrowers, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (iv) such Lender shall not transfer, grant assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payment of any installment of fees or principal or interest of any Loans in which such participant is participating, (B) reduce the amount of any installment of principal of the Loans in which such participant is participating, (C) reduce the interest rate applicable to the Loans in which such participant is participating, or (D) reduce any fees payable hereunder.

20. INDEMNIFICATION: Each Borrower hereby agrees that Agent and Lenders may exchange any information concerning Borrowers, including, without limitation, information relating to the creditworthiness of each Borrower in the possession or control of Agent or Lenders, as the case may be; (i) with any of their respective affiliates; (ii) to any regulatory authority having jurisdiction over Agent or Lenders; (iii) to any representative or agent of Agent or any Lender, in connection with the exercise of Agent's or Lenders' rights hereunder or under any of the Other Agreements.

21. AMENDMENTS, ETC.: No amendment or waiver of any provision of this Agreement or any of the Other Agreements, nor consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, or if Lenders shall not be parties thereto, by the parties thereto and consented to by the Requisite Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by Lenders, do any of the following: (i) increase the Maximum Loan Amounts of Lenders or subject Lenders to any additional obligations to extend credit to Borrowers, (ii) reduce the principal of, or interest on, the Loans or any fees hereunder, (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Loan or any fees hereunder, (iv) change the Pro Rata Shares of Lenders, or any minimum requirement necessary for Lenders or the Requisite Lenders to take any action hereunder, (v) amend or waive this Paragraph 21, or change the definition of the Requisite Lenders, (vi) amend or waive any of the covenants set forth in Paragraph 11 (o) of the Agreement or Paragraphs 9, 10, 11 or 13 of this Exhibit A, (vii) increase the advance rates for Eligible Account or Eligible Inventory above the percentages originally stated herein or (viii) except in connection with the financing, refinancing, sale or other disposition of any asset of Borrowers permitted under this Agreement, release or subordinate any liens in favor of Agent, for the benefit of Agent and Lenders, on any of the Collateral and provided further, that no amendment, waiver or consent affecting the rights or duties of Agent under this Agreement or any Other

     Agreement shall in any event be effective, unless in writing and signed by Agent in addition to Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of Borrowers shall not be required for any amendment modification or waiver of the provisions of Paragraph 18 of this Exhibit A.

22. NONLIABILITY OF AGENT AND LENDERS: The relationship between Borrowers and Lenders and Agent shall be solely that of borrower and lender. Neither Agent nor any Lender shall have any fiduciary responsibilities to Borrowers. Neither Agent nor any Lender undertakes any responsibility to Borrowers to review or inform Borrowers of any matter in connection with any phase of either Borrower's business or operations.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Exhibit A as of the 3rd day of October, 1997.

C.D. SMITH DRUG COMPANY, as a
Borrower

By /s/ Robert C. Farley
   ---------------------------
Title Chairman
      ------------------------

GENERAL DRUG COMPANY, as a
Borrower

By /s/ Robert C. Farley
   ---------------------------
Title Chairman
      ------------------------

SBS PHARMACEUTICALS, INC., as a
Borrower

By /s/ Robert C. Farley
   ---------------------------
Title Chairman
      ------------------------

JAMES BRUDNICK COMPANY, INC.,
as a Borrower

By /s/ Robert C. Farley
   ---------------------------
Title Chairman
      ------------------------

LASALLE BUSINESS CREDIT, INC.,
as Agent and a Lender

By Catherine Saccani
   ---------------------------
Title Vice President
      ------------------------

Maximum Loan Amount: $32,964,466.61

HELLER FINANCIAL, INC., as a Lender

By Elizabeth Geannopulos
   ---------------------------
Title Vice President
      ------------------------

Maximum Loan Amount: $30,000,000

AMERICAN NATIONAL BANK &
TRUST COMPANY OF CHICAGO, as a
Lender

By /s/ M. Martha Gaskin
   ---------------------------
Title Vice President
      ------------------------

Maximum Loan Amount: $30,000,000

                 EXHIBIT B - BUSINESS AND COLLATERAL LOCATIONS

     Attached to and made a part of that certain Loan and Security Agreement of even date herewith ("Agreement") by and among LASALLE BUSINESS CREDIT, INC., a Delaware corporation (in its individual capacity, ("LaSalle"), for itself, as a Lender, and as Agent for all Lenders that are now or hereafter parties to this Agreement HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "Heller"), as a Lender, AMERICAN NATIONAL BANK & TRUST COMPANY OF CHICAGO, a national banking association (in its individual capacity, "ANB"), as a Lender, C.D. SMITH DRUG COMPANY, a Missouri corporation ("CDS"), as a Borrower, GENERAL DRUG COMPANY, an Illinois corporation ("GDC"), as a Borrower, SBS PHARMACEUTICALS, INC., a Delaware corporation ("SBS"), as a Borrower, and JAMES BRUDNICK COMPANY, INC., a Delaware corporation ("JBC"), as a Borrower.

A. CDS Business Locations (please indicate which location is the principal place of business and at which locations originals and all copies of CDS's books, records and accounts are kept).

               3907 South 48th Terrace
               St. Joseph, Missouri 64503

B. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of CDS. Please indicate the relationship of such location to CDS (i.e. public warehouse, processor, etc.).

               None

C. GDC Business Locations (please indicate which location is the principal place of business and at which locations originals and all copies of GDC's books, records and accounts are kept).

               200 North Fairfield
               Chicago, Illinois 60612

D. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of GDC. Please indicate the relationship of such location to GDC (i.e. public warehouse, processor, etc.).

               223 California Avenue
               Chicago, Illinois 60612

E. SBS Business Locations (please indicate which location is the principal place of business and at which locations originals and all copies of SBS's books, records and accounts are kept).

               200 North Fairfield
               Chicago, Illinois 60612

F. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of SBS. Please indicate the relationship of such location to SBS (i.e. public warehouse, processor, etc.).

               223 California Avenue
               Chicago, Illinois 60612

               Processor:  23883 Industrial Park
                           Farmington Hills, Michigan 48204

               Processor:  2233 Tracy Road
                           Northwood, Ohio 43619

G. JBC Business Locations (please indicate which location is the principal place of business and at which locations originals and all copies of JBC's books, records and accounts are kept).

               219 Medford Street
               Malden, Massachusetts 02418

H. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of JBC. Please indicate the relationship of such location to JBC (i.e. public warehouse, processor, etc.).

               None

                                   EXHIBIT C

                               Letters of Credit

                                     None.

                                   EXHIBIT D

                           ASSIGNMENT AND ACCEPTANCE

     THIS ASSIGNMENT AND ACCEPTANCE (this "Assignment and Acceptance") and is executed as of _______, 1997 between ________ ("Assignor") and _____________________ ("Assignee").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Assignor is party to a Loan and Security Agreement dated as of __________, 1997 (the "Loan Agreement") among Assignor, [LIST OTHER LENDERS], C.D. Smith Drug Company, General Drug Company, SBS Pharmaceuticals, Inc. and James Brudnick Company, Inc. (collectively, "Borrowers");

     WHEREAS, Assignor has agreed to assign to Assignee a portion of its loans and other financial accommodations to Borrowers pursuant to the Loan Agreement; and

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

     1.   Defined Terms.
          -------------

     Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

     2.   Assignment and Assumption.
          -------------------------

     Assignor hereby assigns to Assignee, without recourse, representation or warranty (other than as expressly provided herein), and Assignee hereby assumes, all of Assignor's right, title and interest arising under the Loan Agreement and the Other Agreements with respect to a portion of the outstanding Loans to Borrowers equal to Assignee's Pro Rata Share of the outstanding Loans to Borrowers; provided, that Assignee's obligations to Assignor, Borrowers or any Lender are strictly limited to those obligations under the Loan Agreement unless otherwise explicitly provided for herein.

     3.   Payments on Assignment Effective Date.
          -------------------------------------

     In consideration of the assignment by Assignor to Assignee pursuant to this Assignment and Acceptance, Assignee agrees to pay to Assignor on or prior to the Assignment Effective Date (as defined below) an amount specified by Assignor in writing on or prior to the Assignment Effective Date which represents Assignee's Pro Rata Share of the Loans to Borrowers outstanding on the Assignment Effective Date.

     4.   Effectiveness.
          -------------

     This Assignment and Acceptance shall become effective upon (i) the full execution and delivery of this Assignment and Acceptance and (ii) the date that no overadvances exist under the Loan Agreement (the "Assignment Effective Date").

5.   Representations and Warranties.

          (a) Each of Assignor and Assignee represents and warrants to the other party as follows:

          (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance;

          (ii) the making and performance by it of this Assignment and Acceptance and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it;

          (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general equity principles; and

          (iv) all approvals, authorizations, or other actions by, or filing with, any governmental authority necessary for the validity or enforceability of its obligations under this Assignment and Acceptance have been obtained.

     (b) Assignor represents and warrants to Assignee that Assignee's Pro Rata Share of the Loan Limit and the outstanding Loans being assigned hereunder are not subject to any liens or security interests created by or known to Assignor.

     6.   Miscellaneous.

     (a) Assignor shall not be responsible to Assignee for the execution (by any party other than Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Loan Agreement, the Other Agreements or any of the agreements, documents or instruments executed and/or delivered in connection therewith (collectively, the "Loan Documents") or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by Assignor to Assignee or by or on behalf of Borrowers or any other person obligated under the Loan Documents (collectively, the "Credit Parties") to Assignor or Assignee in connection with the Loan Documents and the trans actions contemplated thereby. Except as otherwise set forth in the Loan Agreement, Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any default (matured or unmatured) under the Loan Documents.

     (b) Assignee represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the making of the Loans and the assignment by Assignor to Assignee hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Credit Parties. Assignor shall have no duty or responsibility (except as expressly provided in the Loan Agreement) either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter and shall further have no responsibility with respect to the accuracy of, or the completeness of, any information provided to Assignee, whether by Assignor or by or on behalf of any Credit Party.

     (c) Assignee (x) agrees that it will perform all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender and (y) represents that it is either (i) a corporation organized under the laws of the United States or a state thereof or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments to be made to it pursuant to the Loan Agreement.

     (d) ANY DISPUTE BETWEEN ASSIGNOR AND ASSIGNEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS AND NOT THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF ILLINOIS.

     (e) No term or provision of this Assignment and Acceptance may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties to this Assignment and Acceptance and Agent.

     (f) This Assignment and Acceptance may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

     (g) All payments hereunder or in connection herewith shall be made in United States Dollars and in immediately available funds, payable to the account of Assignor at its office as designated in the Loan Agreement.

     (h) This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither of the parties hereto may assign or transfer any of its rights or obligations under this Assignment and Acceptance without the prior consent of the other party. The preceding sentence shall not limit the right of Assignee to assign all or part of its Pro Rata Share of the Loan Limit and any outstanding Loans assigned under this Assignment and Acceptance in the manner contemplated by the Loan Agreement.

     (i) All representations and warranties made herein and indemnities provided for herein shall survive the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Acceptance as the date first above written.

                                             ---------------------------------

                                             By
                                                ------------------------------
                                             Title
                                                  ----------------------------


                                             ---------------------------------

                                             By
                                                ------------------------------
                                             Title
                                                  ----------------------------

                                   EXHIBIT E
                             OFFICER'S CERTIFICATE

     This Certificate is submitted pursuant to paragraph 8(j) of the Loan and Security Agreement dated ___________________, 1997 ("Loan Agreement") among LaSalle Business Credit, Inc., as a lender and as agent ("Agent") for all lenders from time to time party thereto (the "Lenders"), the Lenders, C.D. Smith Drug Company ("Smith"), General Drug Company, SBS Pharmaceuticals, Inc. and James Brudnick Company, Inc. (collectively, the "Borrowers").

     The undersigned hereby certifies to Agent and Lenders that as of the date of this Agreement:

     1.   The undersigned is the _________ of Smith.

     2. There exists no event or circumstance which is, or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Loan Agreement, or, if such an event or circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that the appropriate Borrower has taken or proposes to take with respect thereto.

     3. No material adverse change in the condition, financial or otherwise, business, property, or results of operations of any Borrower has occurred since February 28, 1997, or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that such Borrower has taken or proposes to take with respect thereto.

     4. All insurance premiums payable by each Borrower due as of such date have been paid.

     5. All taxes of each Borrower due as of such date have been paid or, for those taxes which have not been paid, or, if any taxes have not been paid, a writing attached hereto describes the nature and amount of such taxes, and sets forth such Borrower's rationale for not paying such taxes and the action that such Borrower has taken or proposes to take with respect thereto.

     6. To the best of the undersigned's knowledge, after appropriate inquiry, except as previously disclosed to Agent in writing, no litigation, investigation or proceeding, or injunction, writ or restraining order is pending or threatened against any Borrower, or, if any litigation, investigation or proceeding, or injunction, writ or restraining order is pending or threatened against any Borrower, a writing attached hereto specifies the nature thereof and the action that such Borrower has taken or proposes to take with respect thereto.

     7. Each Borrower is in compliance with the representations and warranties in all material respects, and is in compliance with the covenants, in the Loan Agreement, or, if any Borrower is not in compliance with any representations or warranties in any material respect or any covenants in the Loan Agreement, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that such Borrower has taken or proposes to take with respect thereto.

     8. Attached hereto is a true and correct calculation of the financial covenants contained in paragraph 11 of the Loan Agreement and in Exhibit A to the Loan Agreement.

                                         C.D. SMITH DRUG COMPANY

                                         By                           (SEAL)
                                           ---------------------------
                                         Name
                                             -------------------------------
                                         Title
                                              ------------------------------

                                       2